UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CELULARITY INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CELULARITY INC.

170 Park Ave

Florham Park, New Jersey 07932

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held July 13, 2022

Notice is hereby given that the 2022 Annual Meeting of Stockholders, or Annual Meeting, of Celularity Inc., which will be held online on July 13, 2022 at 9:00 a.m. Eastern Time. The safety of our stockholders is important to us, and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be held virtually. You may attend the meeting virtually via the Internet at www.proxydocs.com/CELU, where you will be able to vote electronically and submit questions. You will need the control number included with these proxy materials to attend the Annual Meeting. To attend, register by July 11, 2022 at 5:00 p.m. Eastern Time at www.proxydocs.com/CELU. The purpose of the Annual Meeting is the following:

1.

To elect three Class I directors, Peter Diamandis, M.D., Diane Parks and Andrew C. von Eschenbach, M.D., to our board of directors, to serve as Class I directors, each to hold office until our annual meeting of stockholders in 2025, and until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND IN FAVOR OF THE OTHER PROPOSAL OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

Only Celularity Inc. stockholders of record at the close of business on May 26, 2022, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. The board of directors recommends a vote “FOR” the election of each of the three nominees for Class I director and “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Whether or not you expect to attend the Annual Meeting online, please complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote your shares on the Internet by visiting www.proxydocs.com/CELU or by telephone by calling 1-866-316-5523 and following the recorded instructions up to the time of the Annual Meeting. If you vote your shares on the Internet or by telephone, you will need to enter the control number provided. Your vote is important regardless of the number of shares you own. If you attend the Annual Meeting online, you may vote your shares during the Annual Meeting virtually via the Internet even if you previously voted your proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By order of the Board of Directors,
/s/ Robert J. Hariri, M.D., Ph.D.
Robert J. Hariri, M.D., Ph.D.
President and Chief Executive Officer

Florham Park, New Jersey

June 3, 2022

Page
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS	1
GENERAL INFORMATION	3
PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS	8
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	13
PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS CELULARITY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	24
PRINCIPAL STOCKHOLDERS	26
EXECUTIVE OFFICERS OF THE COMPANY	29
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	48
HOUSEHOLDING	56
STOCKHOLDER PROPOSALS	56
OTHER MATTERS	57

CELULARITY INC.

170 Park Ave

Florham Park, New Jersey 07932

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 13, 2022

This proxy statement contains information about the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Celularity Inc., which will be held online on July 13, 2022 at 9:00 a.m. Eastern Daylight Time. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/CELU, where you will be able to vote electronically and submit questions. To attend, register by July 11, 2022 at 5:00 p.m. Eastern Time at www.proxydocs.com/CELU. The board of directors of Celularity Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting.

In this proxy statement, the terms “Celularity,” “we,” “us,” and “our” refer to Celularity Inc. On July 16, 2021, or the Closing Date, we consummated the previously announced merger pursuant to that certain Merger Agreement and Plan of Reorganization, dated January 8, 2021, or the Merger Agreement, by and among us, our wholly-owned merger subs and Celularity LLC (formerly known as Celularity Inc.), or Legacy Celularity. Pursuant to the terms of the Merger Agreement, we effected the business combination through the (a) merger of our wholly-owned merger sub with and into Legacy Celularity with Legacy Celularity surviving as our wholly-owned subsidiary and (b) immediately following the first merger and as part of the same overall transaction, the merger of the Legacy Celularity, as surviving corporation of the first merger, with and into a second wholly-owned merger sub, with such second wholly-owned merger sub as the surviving entity of the second merger, which ultimately resulted in Legacy Celularity becoming our wholly-owned direct subsidiary. We refer to these mergers as the “Mergers” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”. On the Closing Date, we changed our name from GX Acquisition Corp. to Celularity Inc. The mailing address of our principal executive offices is 170 Park Ave., Florham Park, New Jersey 07932.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

Our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2021, or the 2021 Annual Report, and this proxy statement and proxy card are first being mailed to stockholders on or about June 10, 2022.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on July 13, 2022

This proxy statement and our 2021 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxydocs.com/CELU.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Celularity Inc. 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at www.sec.gov.

CELULARITY INC.

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why are you holding a virtual Annual Meeting?

The safety of our stockholders is important to us and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management.

How do I attend and participate in the Annual Meeting online?

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.proxydocs.com/CELU and use their control number provided in the proxy card to register to this website by 5:00 p.m. Eastern Time on July 11, 2022, and beneficial owners of shares held in street name will need to follow instructions provided by their broker.

You will need the control number included on your proxy card or voting instruction form, as applicable. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/CELU.

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Daylight Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided via an instructional email an hour prior to the time of the Annual Meeting.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

The proxy materials, including this proxy statement, a proxy card for shares held in street name (i.e., held for your account by a broker of other nominee), or voting instruction card and the 2021 Annual Report, are being mailed to stockholders on or about June 10, 2022. These materials are also available for viewing, printing and downloading on the Internet at www.proxydocs.com/CELU.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on May 26, 2022.

How many votes can be cast by all stockholders?

There were 142,365,129 shares of our Class A common stock, par value $0.0001 per share, outstanding on May 26, 2022, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of May 26, 2022.

What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”

Stockholder of Record. If you own shares that are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, N.A., then you are considered a “stockholder of record” of those shares. For these shares, your set of proxy materials has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the enclosed proxy card.

Beneficial Owners of Shares Held in Street Name. If you own shares that are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” With respect to these shares, your set of proxy materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-866-316-5523, 24 hours a day, seven days a week. You will need the control number included on your proxy card. Votes submitted by telephone must be received by 8:59 a.m. Eastern Time on July 13, 2022.

•

By Internet. You may vote at www.proxypush.com/CELU, 24 hours a day, seven days a week. You will need the control number included on your proxy card. Votes submitted through the Internet must be received by 8:59 a.m. Eastern Time on July 13, 2022.

•

By Mail. You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Sign your name exactly as it appears on the proxy cards. Votes submitted through the mail must be received by July 12, 2022.

•	During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.proxydocs.com/CELU.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting. If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I submit questions at the virtual annual meeting?

You may submit questions either before or during the meeting. You can submit questions in advance when registering for the meeting at www.proxydocs.com/CELU. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting using their control number. You can submit questions during the Annual Meeting at the meeting portal.

How can I access the list of stockholders of record?

At the time and date of the Annual Meeting, stockholders will be able to inspect a list of stockholders of record at the meeting for any purpose germane to the Annual Meeting. Instructions on how to access the list will be provided via email an hour prior to the time of the Annual Meeting. During the 10 days prior to the Annual Meeting, stockholders may also view a list of stockholders of at our headquarters located at 170 Park Ave, Florham Park, New Jersey during normal business hours.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 8:59 a.m. Eastern Daylight Time on July 13, 2022, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our bylaws provide that the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned or postponed until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter, except where a larger vote is required by law, applicable stock exchange rules or by our Amended and Restated Certificate of Incorporation, or bylaws.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. The election of directors (Proposal No. 1) is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and those votes will be counted as broker “non-votes.” The ratification of the selection of our audit firm (Proposal No. 2) is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

The approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions are treated as shares present and entitled to vote on Proposal No. 2 and, therefore, will have the same effect as a vote “Against” Proposal No. 2.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Mediant Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2023 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than February 2, 2023. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of nine members and Dr. Hariri serves as Chairman of the board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to the management. The board of directors meets on a regular basis and on an ad hoc basis as required. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	Class I, which consists of Peter Diamandis, M.D., Diane Parks and Andrew C. von Eschenbach, M.D., whose terms will expire at this Annual Meeting;

•	Class II, which consists of Dean C. Kehler, Robin L. Smith, M.D. and Lim Kok Thay, whose terms will expire at the annual meeting of stockholders to be held in 2023; and

•	Class III, which consists of Robert J. Hariri, M.D., Ph.D., Marc Mazur, and John Sculley, whose terms will expire at the annual meeting of stockholders to be held in 2024.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Peter Diamandis, M.D., Diane Parks and Andrew C. von Eschenbach, M.D. for election as the Class I directors at the Annual Meeting. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

Nominees for Election as Class I Directors

The following table identifies our nominees for directors and their ages as of June 3, 2022, and the following biographies set forth their principal occupation and business experience during the last five years.

Name	Positions and Offices Held with Celularity	Director Since	Age
Peter Diamandis, M.D.	Class I Director	2021	61
Diane Parks	Class I Director	2022	70
Andrew C. von Eschenbach, M.D.	Class I Director	2021	80

Peter H. Diamandis, M.D. has served as a member of our board of directors since the Business Combination. Dr. Diamandis was a co-founder of Legacy Celularity and before the Business Combination served as a Vice Chairman of its board of directors from 2016. Dr. Diamandis is also the Founder and Executive Chairman of the XPRIZE Foundation, a non-profit foundation that has designed and operated large-scale incentive competitions and the Executive Founder of Singularity University, a graduate-level Silicon Valley institution founded in 2008 that counsels the world’s leaders on exponentially growing technologies. Dr. Diamandis is the Vice Chairman and co-Founder of Human Longevity, Inc., a company focused on extending the human lifespan. Dr. Diamandis obtained degrees in Molecular Engineering and Aerospace Engineering from MIT and an M.D. from Harvard Medical School. Our board of directors believes he is well qualified to serve on the board due to his extensive operational and management experience in the technology industry.

Diane Parks, has served as a member of our board of directors since June 2, 2022. From February 2016 to July 2018, Ms. Parks served as Senior Vice President, Head of U.S. Commercial for Kite Pharma, Inc., a publicly- held biopharmaceutical company, which was acquired by Gilead, where she developed and executed the strategic plan for the commercial launch of Yescarta®, the first CAR-T therapy approved for large B-cell lymphoma. From October 2014 to October 2015, Ms. Parks served as Vice President, Head of Global Marketing for Pharmacyclics, Inc., a publicly-held biopharmaceutical company, which was acquired by AbbVie, Inc., where she was responsible for the marketing strategy and launch of Imbruvica®. From 2007 to 2014, she served as Vice President, Sales for Amgen, a publicly-held biotechnology company, where she successfully led the hospital and nephrology sales teams. From 1999 to 2002, she served as Senior Vice President, Specialty Biotherapeutics and Managed Care for Genentech, Inc., a publicly-held biotechnology company, which was acquired by F. Hoffmann-La Roche AG. She currently serves on the boards of Calliditas Therapeutics AB, a publicly-held biopharmaceutical company, CTI BioPharma Corp., as publicly-held biopharmaceutical company, Kura Oncology, Inc., a publicly-held biopharmaceutical company, Soligenix, Inc., a publicly-held biopharmaceutical company, TriSalus Life Sciences (formerly Surefire Medical, Inc.), a privately-held medical device company and the Lymphoma Research Foundation. Ms. Parks earned an M.B.A. from Georgia State University and a B.S. from Kansas State University. Our board of directors believes she is well qualified to serve on the board due to her extensive experience as a member of senior management and boards of directors of multiple biopharmaceutical companies as well as her expertise in leading the overall strategy, organization and operations for oncology product commercial launches.

Andrew C von Eschenbach, M.D. has served as a member of our board of directors since the Business Combination. Before the Business Combination, Dr. von Eschenbach served as one of Legacy Celularity’s directors since June 2017. Dr. von Eschenbach serves as President of Samaritan Health Initiatives since January 2010. Prior to his tenure there, from 2005 to 2009, he served as Commissioner of the Department of Health and Human Services at the U.S. Food & Drug Administration. Previously, Dr. Eschenbach served as a director at the National Cancer Institute and as Executive Vice President/Chief Academic Officer and Professor of Urologic Oncology at the University of Texas MD Cancer Center. Dr. von Eschenbach obtained a B.S. from St. Joseph’s University and an M.D. from Georgetown University School of Medicine. Dr. von Eschenbach served as a Lt. Commander in the U.S. Navy Medical Corps, and after completing a residency in urologic surgery at Pennsylvania Hospital in Philadelphia, he was an instructor in urology at the University of Pennsylvania School of Medicine. Dr. von Eschenbach completed a Fellowship in Urologic Oncology at the University of Texas M.D. Anderson Cancer Center. Our board of directors believes that Dr. von Eschenbach is qualified to serve on the board due to his extensive experience in biotechnology and his expertise in oncology.

Vote Required and Board of Directors’ Recommendation

Directors are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Annual Meeting and entitled to vote generally on the election of directors. The three nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Peter Diamandis, M.D., Diane Parks and Andrew C. von Eschenbach, M.D., as the Class I directors. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors unanimously recommends a vote “FOR” each of the nominees set forth above.

Directors Continuing in Office

The following table identifies our Class II and Class III directors and their ages as of June 3, 2022, and the following biographies set forth their principal occupation and business experience during the last five years.

Name	Positions and Offices Held with Celularity	Director Since	Class and Year in Which Term Will Expire	Age
Dean C. Kehler	Director	2018	Class II - 2023	65
Robin L. Smith, M.D., MBA	Director	2021	Class II - 2023	57
Lim Kok Thay	Director	2021	Class II - 2023	70
Robert J. Hariri, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board of Directors	2021	Class III - 2024	63
Marc Mazur	Director	2019	Class III - 2024	63
John Sculley	Director	2021	Class III - 2024	83

Class II Directors (Term Expires at 2023 Annual Meeting)

Dean C. Kehler has served as a member of our board of directors since inception. Mr. Kehler is also a Managing Partner of Trimaran, which he co-founded in 1998, serves as a Manager of Trimaran Fund II, and serves as Co-Chairman and Chief Executive Officer and a director of GX Acquisition Corp. II (Nasdaq: GXII). Prior to Trimaran, Mr. Kehler was a Managing Director and Vice Chairman of CIBC, where he was responsible for CIBC’s United States and European Merchant Banking activities, which were conducted through the CIBC Funds. In addition, Mr. Kehler was responsible for overseeing CIBC’s United States and European Leveraged Finance businesses, which included financial sponsor coverage; acquisition finance; high yield origination, underwriting, sales and trading; private placements; and financial restructuring advisory services. Prior to CIBC, Mr. Kehler was a co-founder of Argosy. Prior to Argosy, Mr. Kehler was a Managing Director of Drexel Burnham Lambert Inc., and before that he was an investment banker at Lehman Brothers. Mr. Kehler serves on the Boards of Directors of El Pollo Loco Holdings, Inc. (restaurants; Nasdaq: LOCO); Portman Ridge Finance Corporation. (investment company; Nasdaq: PTMN) and Security First Corp. (cyber security and data management software), of which he is Vice Chairman. He also serves as a Member of the Board of Overseers of the University of Pennsylvania School of Nursing, and formerly served as its Chairman. Within the last five years, he has served a director of Inviva Inc. (insurance), and Graphene Frontiers, LLC (graphene). Mr. Kehler previously served as a director of Ashley Stewart Holdings, Inc. (retail); Continental Airlines Inc. (airlines; NYSE: CAL); Global Crossing Ltd. (telecommunications; NYSE: GX); Hills Department Stores, Inc. (retail; NYSE: HDS); TeleBanc Financial Corp. (Internet banking; Nasdaq: TBFC); Booth Creek Ski Group, Inc. (real estate; leisure); CB Holding Corp. (restaurants); CNC Holding Corp. (retail); Heating Oil Partners, L.P. (energy); Jefferson National Financial Corporation (annuities); PrimeCo Wireless Communications, LLC (communications); Source Financing Corp. (retail); TLC Beatrice International Inc. (consumer products); and Urban Brands, Inc. (retail). In addition, Mr. Kehler previously served as a board observer of ITC Holdings, Inc. (electric transmission). Mr. Kehler previously served as a Director, Treasurer and Chair of the Finance Committee of CARE USA, one of the world’s largest private humanitarian organizations. Mr. Kehler graduated from the Wharton School of the University of Pennsylvania. Mr. Kehler is well qualified to serve on our board of directors due to his extensive financial, investment, operation and private and public company experience.

Robin L. Smith, M.D., MBA has served as a member of our board of directors since the Business Combination. Before the Business Combination, Dr. Smith served as one of Legacy Celularity’s directors since August 2019. She has served as partner of BRM Holdings, LLC, a consulting firm, since March 2015. In 2007, Dr. Smith founded The Stem for Life Foundation (SFLF), a nonprofit organization, and has served as Chairman of the Board and President of the Stem for Life Foundation since its inception. The Stem for Life Foundation is now part of the Cura Foundation of which Dr. Smith serves as Chair of the Board and President. She has served as Vice President of the Science and Faith STOQ Foundation in Rome since 2015 and has served as a member of its Board of Directors since 2012. She also co-founded Spiritus Therapeutics, Inc. in 2018 and serves as President and Chair of the Board. From 2006 to 2015, Dr. Smith served as Chair and CEO of Caladrius Biosciences, Inc. (formerly NeoStem Inc.). Dr. Smith also served as a director of Sorrento (Nasdaq: SRNE) from December 2019 through November 2021. She has served Chair of the board of directors of Mynd Analytics, Inc. since August 2015 and then its successor Emmaus Medical, Inc. until September 2019, served on the board of directors of Rockwell Medical, Inc. from June 2016 to November 2019 and served on the board of Seelos Therapeutics, Inc. since January 2019. Dr. Smith has been a member of the Board of Overseers at the NYU Langone Medical Center in New York since 2014, a member of the International Board of Sanford Health since 2016, co-chair of the Life Sci advisory board on gender diversity since April 2016, a member of the board of directors of Alliance for Regenerative Medicine (ARM) Foundation since 2017 and a co-founder and member of the board of directors of Unite to Prevent Cancer Foundation since 2018. She has served as a voluntary Clinical Associate Professor in the Department of Medicine at the Rutgers, New Jersey Medical School since 2017. She served on the Board of Trustees of the NYU Langone Medical Center from 2006 to 2014 and was on the board of directors of Signal Genetics, Inc. from July 2014 to February 2016, BioXcel Corporation from August 2015 to June 2017 and ProLung Inc. from February 2017 to July 2018. Dr. Smith obtained her M.D. from Yale University, an M.B.A. from the Wharton School of Business and a B.A. from Yale University. Our board of directors believes that Dr. Smith’s scientific background and her broader business development and corporate experience, qualify her to serve on the board.

Lim Kok Thay has served as a member of our board of directors since the Business Combination. Before the Business Combination, Tan Sri Lim has previously served on Legacy Celularity’s board of directors since 2018, and is the Chairman and Chief Executive of Genting Berhad. He is also the Deputy Chairman and Chief Executive of Genting Malaysia Berhad, the Deputy Chairman and Executive Director of Genting Plantations Berhad, the Executive Chairman of Genting Singapore Limited and the Chairman of Genting UK Plc. Tan Sri Lim has served in various positions within the Genting Group since 1976. He is a Founding Member, a Permanent Trustee and Chairman of the Board of Trustees of the charitable foundation The Community Chest, Malaysia. In addition, he is a member of the board of directors of several other companies as well as a member of the board of trustees of several charitable organizations in Malaysia. Tan Sri Lim is the Chairman and Chief Executive Officer of Genting Hong Kong Limited, a company listed on the Main Board of The Stock Exchange of Hong Kong Limited. Tan Sri Lim holds a Bachelor of Science in civil engineering from the University of London. He attended the Program for Management Development of Harvard Business School in 1979. Our board of directors believes that Tan Sri Lim is qualified to serve on the board based on his experience, qualifications, attributes and skills, including his extensive experience in leadership roles at other companies.

Class III Directors (Term Expires at 2024 Annual Meeting)

Robert J. Hariri, M.D., Ph.D is the founder of Legacy Celularity and has served as our Chief Executive Officer and Chairman of our board of directors since the Business Combination, served as President since the Business Combination through September 2021 and was Legacy Celularity’s founder before the Business Combination and has previously served as its President and Chief Executive Officer and as Chairman of its board of directors from 2016. Dr. Hariri has also served as a director at Biovie from June 2020. Prior to joining Legacy Celularity, Dr. Hariri founded and served as Chief Executive Officer of Anthrogenesis Corporation, and after its acquisition by Celgene, Dr. Hariri served as Chief Executive Officer of Celgene Cellular Therapeutics from 2005 to 2013. Dr. Hariri also co-founded the genomic-based health intelligence company, Human Longevity, Inc. Dr. Hariri is also an Adjunct Professor of Neurosurgery and a member of the Board of Overseers at the Weill-Cornell University Medical College. He is a member of the X PRIZE Foundation scientific advisory board for the Archon X PRIZE for Genomics. Dr. Hariri is a trustee and vice-chair of the Liberty Science Center. Dr. Hariri has served as a member of the board of directors of various companies, including Myos Corporation from July 2011 to November 2020, where he served as Chairman of the board from April 2012 to November 2020, Bionik Laboratories Corp. from March 2015 to October 2017, Cryoport since 2017, Bio Vie Inc. since June 2020. Dr. Hariri obtained an A.B. in Biological Anthropology from Columbia University School of Engineering and Applied Sciences and Columbia College and an M.D. and Ph.D. from Cornell University. Our board of directors believes that Dr. Hariri’s history in building companies in biotechnology, medical devices and therapeutics, as well as his expertise and experience in life sciences, including his work in immune-oncology and cell therapeutics and his educational background, provide him with the qualifications and skills to serve on our board of directors.

Marc Mazur has served as a member of our board of directors since May 2019. Mr. Mazur also serves as a director of GX Acquisition Corp. II (Nasdaq: GXII). Mr. Mazur has served as an Industry Advisor for Brightwood Capital Advisors, LLC, a private debt fund, since 2014. From 2006 until 2008, Mr. Mazur served as the Chief Executive Officer of Brevan Howard U.S. Asset Management, a London-based global macro hedge fund, and a senior advisor of this company until 2010. From 2010 through December 2019, Mr. Mazur served as a member of the board of directors for Fibrocell Science, Inc. (Nasdaq: FCSC), an autologous cell and gene therapy company. Mr. Mazur serves as chairman of the audit committee and a member of the valuation committee of SuRo Capital Corp. (Nasdaq:SSSS), a business development company that invests in late-stage venture-backed private companies since 2017. He served a senior advisor to Tsinghua Venture Capital from 2001 to 2005. Mr. Mazur served as a Vice President at Salomon Brothers, Inc from 1984 to 1987 and served as a Vice President in the Fixed Income Division of The Goldman Sachs Group, Inc. from 1987 until 1996, and served as a consultant for Goldman from 1997 to 1999. Between 2010 and 2014, he served as a director of Staywell Health and as a director of DeVilbiss Health, private companies in the wellness and medical device fields. Mr. Mazur received his B.A. in Political Science from Columbia University and a J.D. from Villanova University School of Law. He is well qualified to serve on our board of directors due to his senior executive-level experience in finance, life science, healthcare consulting and business strategy, as well as his board experience.

John Sculley has served as a member of our board of directors since the Business Combination and before the Business Combination served as Vice Chairman of Legacy Celularity’s board of directors from June 2017. Mr. Sculley has also served as Chairman of the Board of Directors and Chief Marketing Officer for RxAdvance Corporation, a modern Pharmacy Benefit Manager platform company, a position he has held since 2015. Mr. Sculley is the co-founder and vice chairman of Zeta Global, a personalized marketing platform, positions he has held since 2009. Mr. Sculley has also served as a member of the Board of Directors at Zeta Global from 2009 and he previously served as a member of the Board of Directors at Kaleido Biosciences, Inc. from October 2018 to January 2020. Mr. Sculley previously served as the Chief Executive Officer of Pepsi-Cola Co from 1978 to 1983. He served as the Chief Executive Officer of Apple Inc. from 1983 to 1993. Mr. Sculley was a founding Board member of MetroPCS Communications, Inc. from 1996 to 2008 and Rally Health, Inc. from 2011 to 2014. He was also a member of the Board of Directors of MDLIVE, Inc. from 2009 to 2017. Mr. Sculley obtained a Bachelor of Arts from Brown University and an MBA from the Wharton School of Business. Mr. Sculley has also been awarded ten Ph.D.s and the Ellis Island Medal of Honor. Our board of directors believes that Mr. Sculley is qualified to serve based on his experience, qualifications, attributes and skills, including his extensive experience in leadership roles at other companies.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or such subsidiary.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Dr. Hariri, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Hariri is not an independent director under these rules because he is one of our executive officers.

Board Diversity Matrix

We believe that it is important that our Board is composed of individuals reflecting the diversity of our employees, stockholders and the communities we serve. Our corporate governance and nominating committee has taken this priority to heart. We provide the below enhanced disclosure regarding the diversity of our Board, utilizing the template in accordance with the board diversity listing standards of Nasdaq.

Board Diversity Matrix (As of June 3, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6		1
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	4
Two or More Races or Ethnicities		1
LGBTQ+
Did Not Disclose Demographic Background			1

Information Regarding Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee and may form other committees from time to time. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://celularity.com/corporate-governance/.

The following table provides membership and meeting information for 2021 following completion of the Business Combination for each of the board of directors committees:

Name	Audit	Compensation	Nominating
Robert J. Hariri, M.D., Ph.D.
John Sculley			X
Jay R. Bloom(1)	X
Peter Diamandis, M.D.		X
Dean C. Kehler	X	X
Lim Kok Thay			X
Marc Mazur	X	X
Robin L. Smith, M.D., MBA
Andrew C. von Eschenbach, M.D.			X
Total Meetings in 2021	2	3	1

(1)	Mr. Bloom resigned from the board and the audit committee effective June 1, 2022.

Audit Committee

Our audit committee currently consists of Dean C. Kehler, Marc Mazur and John Sculley. Jay R. Bloom replaced Dr. Diamandis, who was initially appointed to the audit committee in July 2021, in September 2021 and served on such committee through June 2022. Mr. Sculley joined such committee in June 2022. Each of the members of the audit committee satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements.

Dean C. Kehler serves as the chair of the audit committee. The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Dean C. Kehler qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. Our independent registered public accounting firm and the management periodically meet privately with the audit committee.

The composition and functioning of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Celularity’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Celularity’s independent registered public accounting firm, (3) the performance of Celularity’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Celularity’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Celularity’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Celularity for the fiscal year ended December 31, 2021. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees and the SEC. In addition, the audit committee received written disclosures and the letter from the independent registered public accounting firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the audit committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Celularity be included in Celularity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS OF CELULARITY INC.

Dean C. Kehler, Chairperson

Marc Mazur

John Sculley

June 3, 2022

Compensation Committee

The compensation committee currently consists of Peter Diamandis, Marc Mazur and Dean C. Kehler. Dr. Diamandis replaced Jay Bloom, who was initially appointed to the compensation committee in July 2021, in September 2021. Marc Mazur serves as the chair of the compensation committee. Each of the members of our compensation committee are a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq Stock Market independence requirements. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

•	reviewing and making recommendations to the full board of directors regarding the compensation and other terms of employment of our executive officers;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and assessing on an annual basis the performance of the compensation committee and the compensation committee charter.

The composition and functioning of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee current consists of John Sculley, Lim Kok Thay, Robin Smith and Andrew C. von Eschenbach, M.D. Dr. Smith was appointed to the committee in January 2022. John Sculley serves as the chair of the nominating and corporate governance committee. Each of the members of this committee satisfy the Nasdaq Stock Market independence requirements. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on the board of directors consistent with criteria approved by the board of directors;

•	determining the minimum qualifications for service on the board of directors;

•	evaluating director performance on the board of directors and applicable committees of the board of directors and determining whether continued service on the board of directors is appropriate;

•	evaluating, nominating and recommending individuals for membership on the board of directors;

•	evaluating nominations by stockholders of candidates for election to the board of directors;

•	considering and assessing the independence of members of the board of directors;

•

developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to the board of directors any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and assessing on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

The composition and functioning of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board.

•	Nominees should have the ability to assist and support management and make significant contributions to our success.

•

Nominees should have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and corporate governance committee may also consider factors such as judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and industry, conflicts of interest, and other commitments and the like. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weight or priority to any of these factors.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Board and Committee Meetings Attendance

The full board of directors met six times during 2021 following completion of the Business Combination. During 2021 following completion of the Business Combination, except Lim Kok Thay, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. We held a special meeting in lieu of annual meeting of stockholders in 2021 to approve the proposed Business Combination, among other items.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://celularity.com/corporate-governance/. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure

Our board of directors is chaired by Dr. Hariri, the Chief Executive Officer. In such role, Dr. Hariri has the authority, among other things, to call and preside over board of directors meetings, to set meeting agendas and to determine materials to be distributed to the board of directors. The board of directors believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the board of directors and management act with a common purpose and that separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the ability to develop and implement strategy. Instead, the board of directors believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute its strategic initiatives and business plans. In addition, the board of directors believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the board of directors, facilitating the regular flow of information. We also believe that it is advantageous to have a Board Chair with an extensive history with and knowledge of the company (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

Role of the Board in Risk Oversight

The audit committee of the board of directors are primarily responsible for overseeing its risk management processes on behalf of the board of directors. Going forward, we expect that the audit committee will receive reports from management at least quarterly regarding its assessment of risks. In addition, the audit committee reports regularly to the board of directors, which also considers our risk profile. The audit committee and the board of directors focus on the most significant risks we face and our general risk management strategies. While the board of directors oversees its risk management, management is responsible for day-to-day risk management processes, the board of directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the board of directors. We believe this division of responsibilities is the most effective approach for addressing the risks it faces and that the board of directors leadership structure, which also emphasizes the independence of the board of directors in its oversight of its business and affairs, supports this approach.

Scientific Advisory Board

We established a scientific advisory board. We expect to regularly seek advice and input from these experienced scientific leaders on matters related to its research and development programs. Our scientific advisory board consists of experts across a range of key disciplines relevant to our programs and science. We intend to continue to leverage the broad expertise of our advisors by seeking their counsel on important topics relating to our research and development programs. Some of the members of our scientific advisory board have entered into consulting agreements with us covering their respective confidentiality, non-disclosure and proprietary rights matters and own or have owned shares of our Class A common stock or options to purchase shares of our Class A common stock.

Communication with the Directors of Celularity Inc.

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Celularity Inc.

170 Park Ave.

Florham Park, New Jersey 07932

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Celularity’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Celularity’s legal counsel, with independent advisors, with non-management directors, or with Celularity’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long- term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Celularity regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Celularity has also established an internal hotline for the reporting of such activity.

Director Compensation

In September 2021 following completion of the Business Combination, we adopted a non-employee director compensation policy, which sets forth the terms upon which non-employee directors will be compensated for their service on the Board. Under this policy, non-employee directors ae compensated in cash for their board service and service on committees, receive equity and reimbursement for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Under the terms of the policy in effect in 2021, each non-employee director received an annual cash retainer of $45,000. Members of the audit committee, compensation committee and nominating and corporate governance committee will each receive additional annual cash retainers of $10,000, $8,000 and $5,000, respectively, while the chairs of the audit committee, compensation committee and nominating and corporate governance committee received additional annual cash retainers of $20,000, $16,000 and $10,000, respectively.

Under the terms of the policy as adopted, each non-employee member of the board would automatically receive an annual option grant equal to $250,000 as of the date of grant, at an exercise price based on the grant-date fair value of the award, which will vest on the earlier of the one-year anniversary of the date of grant and the next annual stockholder meeting, subject to the director’s continued service as a director through such date. In 2022, our directors modified the equity component of our non-employee director compensation program to increase the value of the annual grant to $300,000 and provide for the issuance of 50% options and 50% restricted stock units, and also provided for an initial equity grant equal to $300,000 of options, which options will vest ratably over three years from the grant date. Accordingly, under this revised policy, on the annual meeting date, each continuing non-employee director will receive an automatic grant of restricted stock units and options with an aggregate grant date fair value of $300,000.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.

Dr. Hariri does not receive additional compensation for his services as a director.

The following table provides the compensation paid to our non-employee directors in 2021 and includes amounts paid by Legacy Celularity prior to the completion of the Business Combination:

Name	Fees earned or paid in cash ($)	Option awards(1) ($)	All other compensation ($)	Total ($)
Jay R. Bloom(2)	27,000	249,996	—	276,996
Peter H. Diamandis, M.D.	43,000	1,947,496	—	1,990,496
Dean C. Kehler	36,500	249,996	—	286,496
Lim Kok Thay	55,000	1,947,496	—	2,002,496
Marc Mazur	35,550	249,996	—	285,546
John Sculley	47,250	1,947,496	—	1,994,746
Robin L. Smith, M.D., M.B.A.	42,000	1,947,496	—	1,989,496
Andrew C. von Eschenbach, M.D.	37,000	1,947,496	—	1,984,496

(1)

Amounts reported represent the aggregate grant date fair value of the stock options and a deferred compensation award granted to the non-employee directors during 2021, computed in accordance with the Financial Accounting Standards Board’s, or FASB’s, Accounting Standards Codification, or ASC, Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 to our audited consolidated financial statements included in the 2021 Annual Report. This amount does not reflect the actual economic value that may be realized by the non-employee director, which will depend on factors including the continued service of the executive and the future value of our stock.

(2)	Mr. Bloom resigned from the board effective June 1, 2022.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2021 by each non-employee director who was serving as a member of our board of directors as of December 31, 2021 and who is currently serving as a member of the board of directors.

Name	Options Outstanding at December 31, 2021
Jay R. Bloom(1)	56,053
Peter H. Diamandis, M.D.	4,056,196
Dean C. Kehler	56,053
Lim Kok Thay	325,060
Marc Mazur	56,053
John Sculley	1,093,654
Robin L. Smith, M.D., M.B.A.	709,357
Andrew C. von Eschenbach, M.D.	532,498

(1)	Mr. Bloom resigned from the board effective June 1, 2022.

Deferred Compensation—Director Awards

In August 2020, Legacy Celularity’s board of directors authorized the grant to its non-employee directors an option to purchase 350,000 shares of its common stock at an exercise price of the then-current fair market value of its common stock, which Legacy Celularity’s board of directors had anticipated to be similar to the fair market value of its common stock at June 30, 2020. This grant of the options was subject to the completion of a 409A valuation. Due to the inability to timely obtain the required 409A valuation prior to initial discussions regarding the Business Combination, the option awards that had been previously authorized in August 2020 were not granted to its non-employee directors. In March 2021, in lieu of granting the previously authorized stock options, Legacy Celularity’s board separately approved the grant of deferred compensation awards under its Amended and Restated 2017 Equity Incentive Plan, or the 2017 Plan, to each of its then current non-employee directors. These awards, which we refer to as the Director Awards, were structured to be non-qualified deferred compensation compliant with, and not be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, or the Code. The Director Awards are not stock options for purposes of the 2017 Plan and are classified as “other awards” thereunder. Each Director Award, as assumed in the Business Combination, provides the non-employee director with the right to purchase 269,007 shares of our Class A common stock for a price of $3.83 per share. The Director Awards were fully vested at grant, but in order to comply with Section 409A of the Code, are only exercisable upon the earlier of (i) the 90-day period following the second anniversary of the grant date and (ii) a change in control of our company (as defined in the 2017 Plan, but specifically excluding the Business Combination and requiring that event also constitutes a change in control event for purposes of Section 409A). The Director Awards will expire to the extent not exercised at the earlier of such times. The Director Awards will remain outstanding if the director leaves the board of directors through the earlier of such events, and will expire if not exercised in connection with the first to occur of the events described above. The non-employee director would not have discretion as to when to exercise the Director Awards.

As the Director Awards are not intended to be stock options that are exempt from the application of Section 409A, the Director Awards could have been authorized for grant at any exercise price (including for no exercise price, similar to a restricted stock unit award). However, in order to honor the original intent for such awards, Legacy Celularity’s then board of directors used the fair market value of its common stock as of June 30, 2020, $2.94 per share, as determined by its independent third-party 409A valuation provider. This value corresponds to the fair market value of its common stock as of the date its board authorized the grant of options to the non-employee directors in August 2020 but ultimately did not grant due to the inability to timely obtain this valuation. Legacy Celularity’s board of directors received this 409A valuation at the March 2021 board meeting in connection with the granting of the Director Awards. While no valuation is required to make these grants for Section 409A compliance purposes, its board used the valuation solely for purposes of determining the exercise price for the Director Awards. Given the structure of the Director Awards, we recognized the expense for the grant of Director Awards in the amount of $13.6 million in the second quarter of 2021.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS CELULARITY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte & Touche LLP has served as our independent registered public accounting firm since the Business Combination and has audited the financial statements of Legacy Celularity that are now ours since 2018.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2020. Stockholder approval is not required to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Deloitte & Touche LLP is expected to be present via teleconference at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Deloitte & Touche LLP, and its respective affiliates, or the Deloitte Entities, for the audit of the consolidated financial statements, and for fees billed for other services provided by the Deloitte Entities during the years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees(1)	$1,798,747	$1,885,054
Audit Related Fees	—	—
Tax Fees(2)	78,750	78,750
All Other Fees(3)	1,895	—

Total	$1,879,392	$1,963,804

(1)

Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements.

(2)	Includes fees billed for professional services relating to tax compliance, tax planning and tax advice.
(3)	Includes annual license fee for access to an accounting research software application.

Audit Committee Pre-Approval Policies

The audit committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of our independent registered public accounting firm. The audit committee pre-approves all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the PCAOB), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The audit committee may delegate to the chairperson of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the audit committee at its next scheduled meeting. All services provided by Deloitte & Touche LLP during fiscal year 2021 were pre-approved by the audit committee in accordance with the pre-approval policy described above.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal No. 2 requires the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter vote FOR this proposal. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee has authority to vote your unvoted shares held by the firm on this proposal. If your broker, bank or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Our board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of Class A common stock as of May 26, 2022 by:

•	each person known by us to be the beneficial owner of more than 5% of our Class A common stock;

•	each of our named executive officers and directors (including our three nominees for Class I director); and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Class A common stock beneficially owned by them.

The beneficial ownership percentages set forth in the table below are based on 142,365,129 shares of Class A common stock issued and outstanding as of May 26, 2022 and other than as noted below, do not take into account the issuances of any shares of Class A common stock upon the exercise of warrants or options or vesting and settlement of restricted stock units.

Name and Address of Beneficial Owner(1)	Number of shares of Class A Common Stock	%
Five Percent or Greater Stockholders
Dragasac Limited(2)	36,592,597	24.6%
Sorrento Therapeutics, Inc.(3)	20,422,124	14.3%
Starr International Investments Ltd.(4)	15,281,389	10.7%
Celgene Corporation(5)	11,953,274	8.4%
Lung Biotechnology PBC(6)	7,968,848	5.6%
Directors and Named Executive Officers
Robert J. Hariri, M.D., Ph.D.(7)	12,109,683	8.3%
John R. Haines(8)	1,154,830	*
Andrew Pecora, M.D., F.A.C.P. (9)	1,056,813	*
John Sculley(10)	1,037,601	*
Peter Diamandis, M.D.(11)	4,000,143	2.7%
Dean C. Kehler(12)	4,343,779	3.0%
Lim Kok Thay(13)	36,861,604	24.7%
Marc Mazur(14)	73,927	*
Diane Parks	—	*
Robin L. Smith, M.D., M.B.A.(15)	653,304	*
Andrew C. Von Eschenbach, M.D.(16)	576,445	*
All Directors and Executive Officers of as a Group (16 Individuals)(17)	62,992,304	38.1%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the executive officers and directors is c/o Celularity Inc., 170 Park Ave, Florham Park, NJ 07932.

(2)

Consists of (i) 30,062,779 shares of Class A common stock and (ii) 6,529,818 shares of Class A common stock issuable upon exercise of certain warrants to purchase shares of Class A common stock at an exercise price of $6.77 per share. These securities are directly held by Dragasac, which is an indirect wholly-owned subsidiary of Genting Berhad, a public company listed on the Malaysian stock exchange. Lim Kok Thay is an indirect beneficial owner of the largest shareholder of Genting Berhad, where he serves as Chief Executive and Chairman of the Board, and in such capacity may be deemed to beneficially own shares held by Dragasac Limited. The address for Dragasac Limited is c/o 24th Floor, Wisma Genting, 28 Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.

(3)	The address for Sorrento Therapeutics, Inc. is 4955 Directors Place, San Diego, California 92121.
(4)

The address for Starr International Investments Ltd. is Bermuda Commercial Bank Building, 19 Par-La-Ville Road, Hamilton, HM 11, BM Bermuda. Starr International Investments Ltd. is a wholly owned subsidiary of Starr International Company, Inc., a Swiss corporation, which, accordingly, may be deemed to beneficially own these securities.

(5)	The address for Celgene Corporation is 86 Morris Avenue, Summit, New Jersey 07901.
(6)	The address for Lung Biotechnology Investments, Ltd. is 1040 Spring Street, Silver Spring, Maryland 20910.
(7)	Consists of 7,734,689 shares held directly by Dr. Hariri and 4,374,994 shares issuable to Dr. Hariri pursuant to options.
(8)	Reflects 1,154,830 shares issuable to Mr. Haines pursuant to options.
(9)	Reflects 1,056,813 shares issuable to Dr. Pecora pursuant to options.
(10)	Reflects 1,037,601 shares issuable to Mr. Sculley pursuant to options and a deferred compensation award.
(11)	Reflects 4,000,143 shares issuable to Dr. Diamandis pursuant to options and a deferred compensation award.
(12)

Consists of: (i) 1,414,768 shares of common stock received in a pro rata distribution-in-kind from Sponsor, (ii) 394,376 shares of common stock received in a pro rata distribution-in-kind from Sponsor to Elizabeth Kehler 2012 Trust, of which Dean Kehler’s spouse serves as a trustee, (iii) 100,000 shares retained by Sponsor, (iv) 1,880,000 shares issuable upon exercise of warrants received in a pro rata distribution-in-kind from Sponsor and (iv) 554,635 shares issuable upon exercise of warrants of GX, which were acquired from GX upon completion of the Business Combination as the repayment of $554,635 in promissory notes in connection with certain working capital loans. Sponsor is the record holder of the shares described in clause (iii) of the previous sentence. Cooper Road, LLC (an entity controlled by Jay R. Bloom, a former director) and Dean C. Kehler are the managing members of Sponsor, and as such Messrs. Bloom and Kehler have voting and investment discretion with respect to the securities held of record by Sponsor and may be deemed to have shared beneficial ownership of the securities held directly by Sponsor. Each such entity or person disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(13)

Consists of (i) 36,592,596 shares held by Dragasac Limited and (ii) 269,007 shares issuable to Mr. Lim pursuant to a deferred compensation award. See footnote 2. Mr. Lim may be deemed to beneficially own shares held by Dragasac Limited.

(14)

Consists of (i) 48,927 shares of common stock received in a pro rata distribution-in-kind from Sponsor and (ii) 25,000 shares issuable upon exercise of warrants received in a pro rata distribution-in-kind from Sponsor.

(15)	Reflects 653,304 shares issuable to Dr. Smith pursuant to options and a deferred compensation award.
(16)	Consists of (i) 100,000 shares and (ii) 476,445 shares issuable to Dr. Von Eschenbach pursuant to options and a deferred compensation award.
(17)	Reflects (i) 39,855,539 shares, (ii) 8,989,453 shares issuable upon exercise of warrants and (iii) 14,147,312 shares issuable upon exercise of options and deferred compensation awards.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC regulations require our directors, certain officers and holders of more than 10% of our Class A common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of copies of such reports received and written representations from our directors and such covered officers, we believe that our directors and officers complied with all applicable Section 16(a) filing requirements during 2021, with the exception of one Form 4 filing by Dr. von Eschenbach, dated December 2, 2021, reporting one transaction.

EXECUTIVE OFFICERS OF THE COMPANY

The following table identifies our executive officers, and sets forth their current positions and ages as of June 2, 2022. Biographical information for Dr. Hariri, our Chief Executive Officer, is set forth under the heading “Directors Continuing in Office—Class III Directors (Term Expires at 2024 Annual Meeting)” above.

Name	Position Held with Celularity	Officer Since	Age
Andrew L. Pecora, M.D., F.A.C.P	President	2021	64
David C. Beers	Chief Financial Officer	2021	52
Stephen A. Brigido, DPM	President, Degenerative Disease	2021	46
Keary Dunn, Esq.	Executive Vice President, General Counsel & Business Development	2021	52
Bradley Glover, Ph.D.	Executive Vice President and Chief Technology Officer	2021	53
John R. Haines	Executive Vice President and Chief Operating Officer	2021	65
Anne Jones, Ph.D.	Executive Vice President and Chief Business Officer	2021	52

Andrew L. Pecora, M.D., F.A.C.P. has been serving as President since September 2021. He was a director of our wholly owned subsidiary Legacy Celularity from June 2017 through the Business Combination. He also was a consultant to Legacy Celularity and Chair of its Scientific Advisory Board. Dr. Pecora has been a practicing physician since 1989 and is the founder and first president of Regional Cancer Care Associates. He also is the founder of COTA, Inc. a data analytics company, and has served as COTA’s Chairman since 2011. He also is Chairman of Outcomes Matter Innovation LLC, or OMI, and served as OMI’s Chief Executive Officer from 2019 to September 2021. Prior to consulting with Legacy Celularity, Dr. Pecora served as a director of Caladrius Biosciences, Inc., from 2011 to 2016, as Chief Medical Officer from 2011 to 2015, and as Chief Visionary Officer from 2013 to 2015. He co-founded and was Chairman and Chief Executive Officer of Progenitor Cell Therapy, or PCT, prior to its acquisition by Caladrius in 2011 and served as PCT’s Chief Medical Officer from 2011 to 2015. Earlier, he founded and was Chairman of Amorcyte, Inc., a clinical-stage cell therapy company focused on developing novel treatments for cardiovascular disease. Dr. Pecora was Chairman and Director of the John Theurer Cancer Center at Hackensack University Medical Center from 2001 to 2011. He was Vice President of Cancer Services and Chief Innovations Officer of Hackensack Meridian Health from 2011 to 2016. From 2016 to 2019, Dr. Pecora served as President Physician Enterprise, Chief Innovations Officer, and Institutional Official of Hackensack Meridian Health. Dr. Pecora is a Professor of Medicine and Oncology at Georgetown University Medical Center. He received an M.D. from the University of Medicine and Dentistry of New Jersey, graduating with honors. He went on to complete his medical education in internal medicine at New York Hospital and in hematology and oncology at Memorial Sloan-Kettering Cancer Center, both in New York City. He is board certified in internal medicine, hematology, and oncology.

David C. Beers. Mr. Beers has served as our Chief Financial Officer since the Business Combination and before the Business Combination served as Legacy Celularity’s Chief Financial Officer since January 2020. Mr. Beers previously served as a portfolio manager at Goldman Sachs Asset Management, or GSAM. from 2010 to 2019, where he managed the Goldman Sachs Income Builder portfolio and the Real Estate Balanced portfolio as a member of the GSAM high yield team. Previously, Mr. Beers served as a technology and media analyst with T. Rowe Price from 2004 to 2010 and with Morgan Stanley Investment Management from 1996 to 2002. Mr. Beers obtained an AB from Princeton University in 1992 and an MBA from The Wharton School of Business at The University of Pennsylvania in 2004.

Stephen A. Brigido, DPM. Mr. Brigido has served as our President, Degenerative Disease since the Business Combination and before the Business Combination, served as Legacy Celularity’s President, Degenerative Disease and Biobanking since September 2019. Prior to joining Legacy Celularity, Dr. Brigido served as Managing Partner at Venel Holdings from November 2010 to present, and at BBHP Medical LLC from October 2016 to present. Before his tenure at BBHP Medical LLC, Dr. Brigido served as President and Chief Medical Officer at Edge Orthopaedics, LLC from April 2012 to July 2016. While at Edge Orthopaedics,

Dr. Brigido was responsible for the development and commercial release of over 30 FDA approved products in foot and ankle surgery. In 2016, he facilitated a sale of that company to Orthofix SRL in Verona, Italy. Dr. Brigido is a founding partner of Plazmology 4, Inc., and has served on its board of directors since 2012. From 2005-2019 Dr. Brigido was the Section Chief of Foot and Ankle Reconstruction at Coordinated Health; and was Director of the Reconstructive Foot and Ankle Fellowship from 2010-2019. In addition to his duties as a surgeon, Dr. Brigido served on the Board of Directors of Coordinated Health Holding Company from 2008-2019. Dr. Brigido has published over 120 peer reviewed papers in regenerative medicine and orthopedics; and has written numerous book chapters. Dr. Brigido is a Professor of Surgery at The Commonwealth Medical College in Scranton, PA, and has numerous patents involving biomaterials and orthopedic hardware. Dr. Brigido obtained a Bachelor of Science from Randolph-Macron College and a Medical Degree from Temple University.

Keary L. Dunn, Esq. Mr. Dunn has served as our Executive Vice President, General Counsel & Business Development since the Business Combination and before the Business Combination served as Legacy Celularity’s Executive Vice President and General Counsel since March 2020. Prior to joining Legacy Celularity, from January 2017 to March 2020, Mr. Dunn served as Vice President, U.S. Head Legal, Novartis Global Drug Development. At Novartis, Mr. Dunn also served as General Counsel of the Cell and Gene Therapy Unit from 2014 to 2017. He also served as the Global Ethics and Compliance Officer for Novartis Oncology from 2012 to 2014. Prior to his tenure at Novartis, from 2008 to 2010, Mr. Dunn served as Senior Corporate Counsel at Sanofi-Aventis U.S. as a member of the Regulatory/Privacy/Policy and Managed Markets legal groups. Mr. Dunn holds a Juris Doctor Degree from George Mason University and a Bachelor of Science degree in biochemical pharmacology from the State University of New York at Buffalo.

Bradley Glover, Ph.D. Dr. Glover has served as our Executive Vice President and Chief Technology Officer since the Business Combination and before the Business Combination served as Legacy Celularity’s Executive Vice President and Chief Technology Officer since March 2021. Prior to joining Legacy Celularity, from August 2019 to March 2021, Dr. Glover served as Vice President Corporate Development, Head of Corporate Strategy & Operations at Kite Pharma, Inc., which he first joined in September 2016 and held several executive roles in corporate development and technical operations. Prior to Kite, Dr. Glover he held several roles of increasing responsibility at Genentech, Inc. (now part of the Roche Group) from 2008 through September 2016 in the areas of finance, strategy, supply chain operations and alliance management. Dr. Glover holds a Ph.D. in biochemistry and molecular genetics from the University of Colorado, an M.B.A. from the Rady School of Management at the University of California, San Diego, and a Bachelor of Science degree in biochemistry from the University of California San Diego. Dr. Glover was also a Jane Coffin Childs Medical Research Fellow at the University of California Berkeley.

John R. Haines Mr. Haines has served as our Executive Vice President and Chief Operating Officer since the Business Combination and before the Business Combination served as Legacy Celularity’s Chief Operating Officer since October 2020, and prior to that role, Mr. Haines served as Legacy Celularity’s Chief Administrative Officer since September 2017. Prior to joining Legacy Celularity, from 2013 to 2017, Mr. Haines served as President and Chief Executive Officer at Andiscern Corporation, a private company he cofounded to develop particle accelerator-based technology to detect fissile material used to make nuclear weapons. Prior to his tenure at Andiscern, from 2009 to 2013, Mr. Haines served as President and Chief Executive Officer at Ionetix Corporation, a private company he cofounded in 2009 to commercialize superconducting cyclotron technology developed at the MIT Plasma Fusion Laboratory. Mr. Haines served as President and Chief Operating Officer of Anthrogenesis Corporation from July 1999 through December 2002, when it was acquired by Celgene Corporation and renamed Celgene Cellular Therapeutics. Mr. Haines obtained a Bachelor of Arts in Economics from Villanova University, a Master of Science from the University of Pennsylvania, a Master of Bioethics from the University of Pennsylvania Graduate School of Medicine, a Master of Arts from King’s College London, and a postgraduate diploma from Stanford University.

Anne Jones, Ph.D. Dr. Jones has served as our Executive Vice President and Chief Business Officer since the Business Combination and before the Business Combination served as Legacy Celularity’s Executive Vice

President and Chief Business Officer since April 2021. Prior to joining Legacy Celularity, Dr. Jones served as Chief Operating Officer at Genuity Science leading their core business in Ireland, Iceland, and the United States. Dr. Jones also served as the Chief Executive Officer of Genomics Medicine Ireland (GMI), leading the company on population genomics and data analytics in oncology and complex diseases. Prior to GMI, she was Vice President and General Manager for Pall Corporations Lab, Food & Beverage business at U.S.-based Danaher Corp. Dr. Jones also held senior roles in strategy development and planning at Agilent Technologies where she led business development and M&A activities for Agilent’s Life Sciences and Applied Markets division and developed the strategy for Agilent’s successful entry into cell analysis. Dr. Jones has also worked with Amersham Biosciences in the UK and GE Healthcare Life Sciences in the UK and USA in marketing and R&D roles. Dr. Jones obtained a B.S. in Microbiology and Molecular Biology from the National University of Ireland, Galway and a Ph.D. at Cancer Research UK, studying protein biochemistry and molecular biology in DNA Repair.

Executive Compensation

The following is a discussion and analysis of compensation arrangements of our named executive officers.

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits programs to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals. We believe our compensation programs should promote the success of the company and align executive incentives with the long-term interests of our stockholders. This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Our board of directors, with input from our Chief Executive Officer, has historically determined the compensation for our named executive officers. Our named executive officers for the year ended December 31, 2021, were Dr. Hariri, our Chief Executive Officer, Dr. Pecora, our President, and Mr. Haines, our Chief Operating Officer.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2021.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert J. Hariri, M.D., Ph.D.	2021	1,200,000	—	20,214,697	369,250	35,809	21,819,756
Chief Executive Officer	2020	1,200,000	—	845,845	600,000	35,809	2,681,654
Andrew Pecora, M.D., F.A.C.P.	2021	262,506	—	8,398,741	—	389,750	9,050,997
President
John Haines	2021	420,625	—	3,464,957	99,110	41,435	4,026,127
Executive Vice President and Chief Operating Officer

(1)

Salary amounts represent actual amounts earned during 2021. For Dr. Pecora, amount is pro-rated reflecting his September 15, 2021 start date. For Mr. Haines, reflects an increase in salary effective July 16, 2021.

(2)

Dr. Pecora was advanced a $300,000 bonus in 2021 (the first installment of an aggregate $1,200,000 award) in connection with his September 2021 employment as President, but such bonus is not deemed earned until September 2022.

(3)

Amounts reported represent the aggregate grant date fair value of the stock options granted to the named executive officers, computed in accordance with FASB’s ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 to our audited consolidated financial statements included in the 2021 Annual Report. This amount does not reflect the actual economic value that may be realized by the named executive officer, which will depend on factors including the continued service of the executive and the future value of our stock.

(4)

Represents performance-based cash bonuses awarded to our named executive officers. See “Narrative Disclosures to the Summary Compensation Table -Bonus Compensation” below for a description of this compensation.

(5)

This column reflects the aggregate value of other categories of payment, consisting of (i) for Dr. Hariri, in 2020, $11,200 for 401(k), $24,069 for health insurance coverage and $540 for life insurance coverage; and in 2021 $11,200 for 401(k), $30,381 for health insurance coverage and $540 for life insurance coverage (ii) for Dr. Pecora $389,750 of fees paid for services as a consultant to us and fees paid for services as a member of the Legacy Celularity board of directors prior to the Business Combination; and (iii), for Mr. Haines, $11,200 for 401(k), $29,695 for health insurance coverage and $540 for life insurance coverage.

Narrative Disclosure to Summary Compensation Table

Annual Base Salary is provided below.

Name	2021 Base Salary ($)		2022 Base Salary ($)
Robert J. Hariri, M.D., Ph.D.	1,200,000		1,200,000
Andrew Pecora, M.D., F.A.C.P.	900,000	(1)	900,000
John Haines	420,625	(2)	445,000

(1)	Dr. Pecora was appointed President in September 2021.
(2)	Mr. Haines’ salary was increased from $400,000 to $445,000 effective July 16, 2021, the Closing Date of the Business Combination.

The base salary of our executive officers is generally determined and approved by our compensation committee of our board of directors in connection with the executive officer’s commencement of employment. The annual base salaries of our named executive officers are generally reviewed, determined and approved by our compensation committee periodically in order to compensate its named executive officers for the satisfactory performance of duties to us. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities.

Bonus Compensation

From time to time the board of directors or compensation committee may approve bonuses for our executive officers based on individual performance, company performance or as otherwise determined appropriate. In 2020, Dr. Hariri was entitled to a target bonus equal to 100% of his base salary, and in 2021, pursuant to his new employment agreement, such amount was 75%. In 2021, Mr. Haines was entitled to a target bonus equal to 40% of his base salary. Dr. Pecora will be entitled to a short-term discretionary performance bonus beginning with calendar year 2022, with a target bonus percentage equal to 60% of his then current base salary.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. The board of directors is responsible for approving equity grants. As of the date of this proxy statement, stock option awards were the only form of equity awards we have granted to any of our executive officers.

We have historically used stock options as an incentive for long-term compensation to our executive officers because the stock options allow our executive officers to profit from this form of equity compensation only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common stock on the date of grant. We may grant equity awards at such times as our board of directors determines appropriate. our executives generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

All stock options prior to the Business Combination were granted pursuant to the 2017 Plan. We now grant equity incentive awards under the 2021 Plan.

All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “- Outstanding Equity Awards at Fiscal Year-End.”

Agreements with Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control

Each of Dr. Hariri and Mr. Haines, as summarized below, has entered into amended and restated employment agreements (which we refer to as the “employment agreements”) that took effect upon completion of the Business Combination, and Dr. Pecora entered into an employment agreement in connection with his appointment as President, all of which are filed as exhibits hereto to the 2021 Annual Report. The material terms of each of these agreements are described below. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see the descriptions below that summarize the potential payments provided for in their respective employment agreements.

Robert J. Hariri, M.D., Ph.D.

We entered into an employment agreement dated as of the Closing Date, setting forth the terms of Dr. Hariri’s employment as our Chief Executive Officer. The employment agreement incorporates our Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, which Dr. Hariri signed in connection with the employment agreement.

Pursuant to the employment agreement, Dr. Hariri is entitled to an initial annual base salary of $1,200,000. Dr. Hariri’s employment agreement also provides for an annual target bonus of up to 75% of his base salary. Receipt of an annual bonus is subject to achievement of individual and company-wide annual performance goals, as set by us and confirmed by our board of directors. On September 9, 2021, as contemplated by such agreement, Dr. Hariri was granted an option to purchase 2,690,079 shares of Class A common stock under the 2021 Plan at an exercise price of $10.23 per share, with 50% fully-vested as of the grant date and 50% is subject to time-based vesting over a four-year period from the Closing Date, with 25% of this tranche vesting on the one-year anniversary of the Closing Date, and the remainder vesting monthly thereafter so that vested in full on the four-year anniversary of the Closing Date, and subject to Dr. Hariri’s continuous service on each vesting date. Dr. Hariri’s employment agreement provides that he is eligible to participate in our standard benefit plans maintained for the benefit of our similarly-situated employees.

Under Dr. Hariri’s employment agreement, if he resigns for “good reason” or we terminate Dr. Hariri’s employment without “cause” (each as defined in the employment agreement, and excluding a termination on account of Dr. Hariri’s death or disability), and if such termination or resignation is not in connection with a “change in control” (as defined in the 2021 Plan), then Dr. Hariri will be eligible to receive (i) continued

payment of his base salary for 24 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 18 months, (iii) a prorated bonus for the year of termination paid in a lump sum, and (iv) 24 months’ of accelerated vesting of Dr. Hariri’s unvested time-based equity awards. As a condition to receiving the foregoing severance benefits, Dr. Hariri must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Dr. Hariri’s employment agreement, if he resigns for “good reason” or we terminate Dr. Hariri’s employment without “cause”, and excluding a termination on account of Dr. Hariri’s death or disability), and if such termination or resignation occurs within three months prior to or within 12 months following the effective date of a “change in control”, then Dr. Hariri will be eligible to receive (i) continued payment of his base salary for 36 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 18 months, (iii) 100% of his target bonus for the calendar year of termination paid in a lump sum, and (iv) full acceleration of the vesting of Dr. Hariri’s unvested equity awards. As a condition to receiving the foregoing severance benefits, Dr. Hariri must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Dr. Hariri’s employment agreement, if payments and benefits payable to Dr. Hariri in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will equal an amount determined by us in good faith to be the maximum amount that may be provided to Dr. Hariri so that the Section 4999 excise tax does not apply, or the largest portion of the payments after taking into account all applicable taxes, whichever results in Dr. Hariri receiving the greater economic benefit on an after-tax basis notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Under Dr. Hariri’s employment agreement, if Dr. Hariri is terminated on account of his death or “disability” (as defined in the employment agreement), then Dr. Hariri (or his legal representatives, in the event of his death) will be eligible to receive a prorated bonus for the year of termination paid in a lump sum. As a condition to receiving the foregoing payment, Dr. Hariri (or his legal representatives, in the event of his death) must sign and not revoke a general release contained in a separation agreement in the form presented by us.

Andrew Pecora, M.D., F.A.C.P.

We entered into an employment agreement, dated as of September 15, 2021, setting forth the terms of Dr. Pecora’s employment as our President, on an at-will basis, as a full-time employee, subject to a limited exception to continue his clinical practice no more than 1⁄2 day a week, and other reasonable exceptions that do not interfere with the performance of his duties under the employment agreement. The employment agreement incorporates our Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, which Dr. Pecora signed in connection with the employment agreement.

Pursuant to the terms of his employment agreement, Dr. Pecora is entitled to an initial annual base salary of $900,000 per year, a short-term discretionary performance bonus beginning with calendar year 2022 with a target bonus percentage equal to 60% of his then current base salary. Receipt of a short-term discretionary performance bonus is subject to achievement of individual and company-wide annual performance goals, as set by us and confirmed by our board of directors. Dr. Pecora was also granted a one-time front-loaded equity award under the 2021 Plan to purchase 2,469,282 shares of our Class A common stock, which award will vest in up to five installments in respect of achieving certain share price targets between the third and fourth anniversary of the effective date, subject to Dr. Pecora’s continued employment with us. Dr. Pecora was also granted a signing bonus equal to $1,200,000 payable in four annual installments of $300,000, with the first payment advanced on the effective date of his employment and deemed earned on the one-year anniversary thereof, with subsequent payments advanced and deemed earned on a similar basis, in each case subject to Dr. Pecora’s continued

employment through such date. If Dr. Pecora’s employment terminates other than for death or disability, or Dr. Pecora is terminated without cause or resigns for good reason prior to such sign-on bonus being deemed earned, then such payment is subject to repayment to us, with pro rata forgiveness by us for each full month of service in the applicable year prior to termination of employment.

Under Dr. Pecora’s employment agreement, if he resigns for “good reason” or we terminate his employment without “cause” (each as defined in the employment agreement, and excluding a termination on account of Dr. Pecora’s death or disability), and if such termination or resignation is not in connection with a “change in control” (as defined in the 2021 Plan), then Dr. Pecora will be eligible to receive (i) continued payment of his base salary for nine months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to nine months, (iii) a prorated bonus for the year of termination paid in a lump sum, and (iv) accelerated vesting of unvested time-based equity awards that would have vested over the nine-month period following termination had he remained continuously employed (provided that his front-loaded equity grant will not accelerate if the four-year anniversary as not been achieved as of the date of termination). As a condition to receiving the foregoing severance benefits, Dr. Pecora must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Dr. Pecora’s employment agreement, if he resigns for “good reason” or if we terminate Dr. Pecora’s employment without “cause”, and excluding a termination on account of Dr. Pecora’s death or disability, and if such termination or resignation occurs within three months prior to or within 12 months following the effective date of a “change in control”, then Dr. Pecora will be eligible to receive (i) continued payment of his base salary for 12 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, (iii) 100% of his short-term bonus for the calendar year of termination paid in a lump sum, and (iv) full acceleration of the vesting of Dr. Pecora’s unvested equity awards, provided, however, that the front-loaded equity grant remains subject to achievement of the price targets specified in the award agreement if the change in control is after the one year anniversary of the grant but prior to the four year anniversary and vest pro rata such that they reflect the annualized rate of return implied over the four-year period adjusted to reflect the number of days between the grant day and date of the change in control. As a condition to receiving the foregoing severance benefits, Dr. Pecora must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Dr. Pecora’s employment agreement, if payments and benefits payable to Dr. Pecora in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will equal an amount determined by us in good faith to be the maximum amount that may be provided to Dr. Pecora so that the Section 4999 excise tax does not apply, or the largest portion of the payments after taking into account all applicable taxes, whichever results in Dr. Pecora receiving the greater economic benefit on an after-tax basis notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Under Dr. Pecora’s employment agreement, if Dr. Pecora is terminated on account of his death or “disability” (as defined in the employment agreement), then Dr. Pecora (or his legal representatives, in the event of his death) will be eligible to receive a prorated bonus for the year of termination paid in a lump sum. As a condition to receiving the foregoing payment, Dr. Pecora (or his legal representatives, in the event of his death) must sign and not revoke a general release contained in a separation agreement in the form presented by us.

John Haines

We entered into an employment agreement dated as of the Closing Date, setting forth the terms of Mr. Haines’s employment as our Chief Operating Officer. The employment agreement incorporates our Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, which Mr. Haines signed in connection with the employment agreement.

Pursuant to the employment agreement, Mr. Haines is entitled to an initial annual base salary of $445,000. Mr. Haines’s employment agreement also provides for an annual target bonus of up to 40% of his base salary. Receipt of an annual bonus is subject to achievement of individual and company-wide annual performance goals, as set by us and confirmed by our board of directors. On September 9, 2021, as contemplated by such agreement, Mr. Haines was granted an option to purchase 384,297 shares of Class A common stock under the 2021 Plan at an exercise price of $10.23 per share, with 50% fully-vested as of the grant date and 50% is subject to time-based vesting over a four-year period from the Closing Date, with 25% of this tranche vesting on the one-year anniversary of the Closing Date, and the remainder vesting monthly thereafter so that vested in full on the four-year anniversary of the Closing Date, and subject to Mr. Haines’ continuous service on each vesting date. Mr. Haines’ employment agreement provides that he is eligible to participate in our standard benefit plans maintained for the benefit of our similarly-situated employees.

Under Mr. Haines’s employment agreement, if he resigns for “good reason” or we terminate Mr. Haines’s employment without “cause” (each as defined in the employment agreement, and excluding a termination on account of Mr. Haines’s death or disability), and if such termination or resignation is not in connection with a “change in control” (as defined in the 2021 Plan), then Mr. Haines will be eligible to receive (i) continued payment of his base salary for nine months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to nine months, (iii) a prorated bonus for the year of termination paid in a lump sum, and (iv) nine months’ of accelerated vesting of Mr. Haines’s unvested time-based equity awards. As a condition to receiving the foregoing severance benefits, Mr. Haines must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Mr. Haines’s employment agreement, if he resigns for “good reason” or we terminate Mr. Haines’s employment without “cause”, and if such termination or resignation occurs within three months prior to or within 12 months following the effective date of a “change in control”, then Mr. Haines will be eligible to receive (i) continued payment of his base salary for 12 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, (iii) 100% of his target bonus for the calendar year of termination paid in a lump sum, and (iv) full acceleration of the vesting of Mr. Haines’s unvested equity awards. As a condition to receiving the foregoing severance benefits, Mr. Haines must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Mr. Haines’s employment agreement, if payments and benefits payable to Mr. Haines in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will equal an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Haines so that the Section 4999 excise tax does not apply, or the largest portion of the payments after taking into account all applicable taxes, whichever results in Mr. Haines receiving the greater economic benefit on an after-tax basis notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Under Mr. Haines’s employment agreement, if Mr. Haines is terminated on account of his death or “disability” (as defined in the employment agreement), then Mr. Haines (or his legal representatives, in the event of his death) will be eligible to receive a prorated bonus for the year of termination paid in a lump sum. As a condition to receiving the foregoing payment, Mr. Haines (or his legal representatives, in the event of his death) must sign and not revoke a general release contained in a separation agreement in the form presented by us.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding common stock option awards for each of us named executive officers as of December 31, 2021. The table reflects both vested and unvested option awards.

Option Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert J. Hariri, M.D., Ph.D.	02/20/18	334,816	(1)	14,554	$2.87	02/20/28
	12/03/18	174,679		—	$3.88	12/03/28
	02/06/20	192,119	(1)	192,177	$3.70	02/06/30
	04/06/21	1,921,485		—	$10.21	04/06/31
	09/09/21	1,345,039	(2)	1,345,040	$10.23	09/09/31
Andrew Pecora, M.D.	06/02/17	384,297		—	$0.28	06/02/27
	05/07/20	153,718		—	$3.70	05/07/31
	03/24/21	269,007		—	$3.83	03/24/31
	04/06/21	153,718		—	$10.21	04/06/31
	09/09/21	76,859	(2)	76,859	$10.23	09/09/21
	09/15/21	2,469,282	(3)	—	$6.32	09/15/31
John Haines	06/02/17	102,607		—	$0.28	06/02/27
	02/20/18	322,015	(1)	5,089	$2.87	02/20/28
	12/03/18	61,138		—	$3.88	12/03/28
	02/06/20	30,589	(1)	—	$3.70	02/06/30
	04/06/21	384,296		—	$10.21	04/06/31
	09/09/21	192,148	(2)	192,149	$10.23	09/09/31

(1)	25% vest at one year after grant, and monthly thereafter for three years.
(2)

50% is fully-vested as of the grant date; 50% is subject to time-based vesting over a four-year period from July 16, 2021, with 25% of this tranche vesting on the one-year anniversary of July 16, 2021, and the remainder vesting monthly thereafter so that vested in full on the four-year anniversary of July 16, 2021.

(3)	Up to five installments in respect of achieving certain share price targets between third and fourth anniversary of the effective date, subject to continuous service on each vesting date.

Perquisites, Health, Welfare and Retirement Benefits

Our executive officers, during their employment with our company, are eligible to participate in our employee benefit plans, including our medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, We provide a 401(k) plan to our employees, including our executive officers, as discussed in the section below entitled “- 401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officer, except in limited circumstances. We do, however, pay the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. The board of directors may elect to adopt qualified or nonqualified benefit plans in the future if we determine that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which is $19,500 for each of calendar years 2020 and 2021. Participants that are 50 years or older can also make “catch-up” contributions, which in each of calendar years 2020 and 2021 may be up to an additional $6,500 above the statutory limit. We currently make matching contributions into the 401(k) plan on behalf of participants. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. The board of directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if we determines that doing so is in our best interests.

Equity Benefit Plans

2021 Plan

In July 2021 our board of directors adopted the 2021 Plan and our stockholders approved the 2021 Plan in July 2021. The 2021 Plan became effective immediately upon the closing of the Business Combination.

Eligibility. Our employees, consultants and directors, and employees and consultants of our affiliates, may be eligible to receive awards under the 2021 Plan.

Award Types. The 2021 Plan provides for the grant of incentive stock options, or ISOs to employees and for the grant of nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors, and consultants.

Share Reserve. The number of shares of Class A common stock initially reserved for issuance under the 2021 Plan is 20,915,283 shares of Class A common stock (9.78% of the total number of issued and outstanding shares of Class A common stock immediately after the Closing), or the Share Reserve. The number of shares of Class A common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year, for a period of ten years, from January 1, 2022 continuing through January 1, 2031, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our board of directors. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the 2021 Plan is (300% of the number of shares of Class A common stock initially reserved under the 2021 Plan). Shares issued under the 2021 Plan may be authorized but unissued or reacquired shares. Shares subject to stock awards granted under the 2021 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the 2021 Plan. Additionally, shares issued pursuant to stock awards under the 2021 Plan that are repurchased or forfeited, as well as shares that are reacquired as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under the 2021 Plan.

Plan Administration. Our board of directors, or a duly authorized committee thereof, will have the authority to administer the 2021 Plan. Our board of directors, or a duly authorized committee thereof, may also delegate to one or more officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares to be subject to such stock awards. Subject to the terms of the 2021 Plan, the plan administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the 2021 Plan. The plan administrator has the power to modify outstanding awards under the 2021 Plan. Subject to the terms of the 2021 Plan and in connection with a corporate transaction or capitalization adjustment, the plan administrator may not reprice or cancel and regrant any award at a lower exercise price, strike price or purchase price or cancel any award with an exercise price, strike price or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of the Class A common stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a Corporate Transaction (as such term is defined in the 2021 Plan) and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code ). Options granted under the 2021 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. However, no stock option granted to an employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will generally be first exercisable until at least six months following the date of grant. The plan administrator determines the term of stock options granted under the 2021 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. Options generally terminate immediately upon the termination of an optionholder’s service for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of GX common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of Class A common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Class A common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by us may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, we may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under his or her restricted stock award that have not vested as of the date the participant terminates service.

Restricted Stock Unit Awards. Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Class A common stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a Corporate Transaction (as such term is defined in the 2021 Plan) and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code ). A stock appreciation right granted under the 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. However, no stock-settled stock appreciation right granted to an employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will generally be first exercisable until at least six months following the date of grant.

Performance Awards. The 2021 Plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of Class A common stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Class A common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to Class A common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any calendar year, or such period, the annual period, including stock awards and cash fees paid by us to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the board during such annual period, $1,000,000 in total value. For purposes of these limitations, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate adjustments will be made to (i) the class(es) and maximum number of shares of Class A common stock subject to the 2021 Plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards.

Corporate Transactions. The following applies to stock awards under the 2021 Plan in the event of a corporate transaction, as defined in the 2021 Plan, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the plan administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of (1) the value of the property the participant would have received upon the exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.

Change in Control. In the event of a change in control, as defined under the 2021 Plan, awards will generally be treated as described above in connection with a corporate transaction. Notwithstanding the foregoing, in the event of a change in control, vested awards that are subject to Section 409A of the Code will be settled in connection with the change in control (to the extent the change in control constitutes a Section 409A change in control).

Plan Amendment or Termination. Our board of directors will have the authority to amend, suspend, or terminate the 2021 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date the our board of directors adopted the 2021 Plan.

ESPP

In July 2021 our board of directors adopted the ESPP and our stockholders approved the ESPP in July 2021. The ESPP became effective immediately upon the Closing of the Business Combination.

Purpose of the ESPP

The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in our success by purchasing Class A common stock from us on favorable terms and to pay for such purchases through payroll deductions. We believe by providing eligible employees with an opportunity to increase their proprietary interest in our success, the ESPP will motivate recipients to offer their maximum effort to us and help focus them on the creation of long-term value consistent with the interests of our stockholders.

Summary of the ESPP

This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP.

Eligibility. Our employees and employees of our designated affiliates may be eligible to participate in the ESPP.

Share Reserve. The ESPP authorizes the issuance of 2,139,220 shares of Class A common stock under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of Class A common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2022 through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, and (ii) 2,139,220 shares (100% of the initial share reserve); provided, that prior to the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii). The shares purchasable under the ESPP will be shares of authorized but unissued or reacquired shares of Class A common stock, including shares repurchased by us on the open market. If purchase rights granted under the ESPP terminate without having been exercised, the shares of Class A common stock not purchased under such purchase rights will again become available for issuance under the ESPP.

Plan Administration. Our board of directors, or a duly authorized committee thereof, have the authority to administer the ESPP. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of Class A common stock on specified dates during such offerings. Under the ESPP, the plan administrator may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of Class A common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, will be eligible to participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of Class A common stock under the ESPP. Unless otherwise determined by the plan administrator, Class A common stock will be purchased for the accounts of employees participating in the ESPP at a price per share equal to not less than the lesser of (i) 85% of the fair market value of a share of Class A common stock on the first trading date of an offering or (ii) 85% of the fair market value of a share of Class A common stock on the date of purchase.

Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the plan administrator, including: (i) being customarily employed for more than 20 hours per week; (ii) being customarily employed for more than five months per calendar year; or (iii) continuous employment for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of Class A common stock based on the fair market value per share of Class A common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our capital stock measured by vote or value pursuant to Section 424(d) of the Code.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transactions, the plan administrator will make appropriate adjustments to (i) the class(es) and maximum number of shares reserved under the ESPP, (ii) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class(es) and maximum number of shares and purchase price applicable to all outstanding offerings and purchase rights and (iv) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions. In the event of a corporate transaction, as defined in the ESPP, any then-outstanding rights to purchase shares under the ESPP may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of Class A common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.

ESPP Amendment or Termination. Our board of directors will have the authority to amend or terminate the ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We must obtain stockholder approval of any amendment to the ESPP to the extent required by applicable law or listing rules.

Amended and Restated 2017 Equity Incentive Plan

A summary description of the material features of Legacy Celularity’s Amended and Restated 2017 Equity Incentive Plan, or the 2017 Plan, is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2017 Plan and is qualified by reference to the 2017 Plan.

The Legacy Celularity Board originally adopted and its stockholders approved the 2017 Plan on June 2, 2017. The 2017 Plan was subsequently amended and restated on December 3, 2018 and October 22, 2020 by the Legacy Celularity Board and on January 26, 2021 by Legacy Celularity’s stockholders. The 2017 Plan terminated in connection with the Closing, and no further grants will be made under the 2017 Plan. Any outstanding awards granted under the 2017 Plan remain subject to the terms of the 2017 Plan and the applicable award agreement.

Stock Awards. The 2017 Plan provides for the grant of options to purchase shares of common stock intended to qualify as ISOs under Section 422 of the Code, options that do not so qualify, stock appreciation rights, restricted stock awards, restricted stock unit awards and other awards, collectively, stock awards. ISOs may be granted only to employees and the employees of its parent corporation or subsidiary corporation. All other awards may be granted to employees, directors, and consultants and the employees, directors, and consultants of our affiliates. Legacy Celularity granted stock options under the 2017 Plan. Subject to adjustments for changes to the capital structure, the aggregate number of shares of common stock that may be issued pursuant to awards will not exceed 42,079,496 shares.

If a stock award or any portion thereof granted under the 2017 Plan, (i) expires or otherwise terminates without all shares subject to such award being issued, (ii) is settled in cash, (iii) is forfeited to or repurchased because of the failure to meet a contingency or condition required to vest such shares, or (iv) is reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award, then such shares subject to the stock award will once again become available for issuance under the 2017 Plan.

Administration. The board of directors, or a duly authorized committee thereof, has the authority to administer the 2017 Plan. The board of directors may also delegate to one or more officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2017 Plan, the plan administrator determines the award recipients, dates of grant, the numbers and types of stock awards to be granted and the applicable fair market value and the provisions of the stock awards, including the period of their exercisability, the vesting schedule applicable to a stock award and any repurchase rights that may apply.

The plan administrator has the authority to modify outstanding awards, including reducing the exercise, purchase or strike price of any outstanding stock award, canceling any outstanding stock award in exchange for new stock awards, cash or other consideration or taking any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2017 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2017 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service with Celularity, or any of Celularity’s affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws. If an optionholder’s service with Celularity or any of Celularity’s affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual’s service for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft, electronic funds transfer or money order, (2) a broker-assisted cashless exercise, (3) the tender of cash proceeds from a sale to a third party investor of some of the shares to be exercised, (4) delivery of our common shares, (5) a net exercise of the option if it is an NSO, or (6) deferred payment or a similar arrangement with the optionholder, and (7) other legal consideration approved by the plan administrator.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all Celularity’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Celularity’s total combined voting power or that of any of Celularity’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Incentive Stock Option Limit. The maximum number of shares of common stock that may be issued upon the exercise of ISOs under the 2017 Plan is 53,655,600 shares.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft, electronic funds, wire transfer, or money order, (2) past services rendered to Celularity or Celularity’s affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may be subject to a share repurchase option in Celularity’s favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by Celularity upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Other Awards. The plan administrator may grant other awards based in whole or in part by reference to Celularity’s common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event that there is a specified type of change in Celularity’s capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class(es) and maximum number of shares reserved for issuance under the 2017 Plan, (2) the class(es) and maximum number of shares that may be issued upon the exercise of ISOs and (3) the class(es) and number of shares and price per share of stock subject to outstanding stock awards.

Change in Control. The 2017 Plan provides that in the event of a change in control, unless otherwise provided in an award agreement or other written agreement between Celularity and the award holder, the plan administrator may take one or more of the following actions with respect to each stock award, contingent upon the closing or completion of the transaction: (1) arrange for the assumption, continuation or substitution of the stock award by a successor corporation, (2) arrange for the assignment of any reacquisition or repurchase rights held by Celularity in respect of our common stock issued pursuant to the stock award to a successor corporation, (3) accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised immediately prior to the effective time of the transaction, (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by Celularity with respect to the stock award, (5) cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for a cash payment, or no payment, as determined by the plan administrator or (6) make a payment, in the form determined by the plan administrator, equal to the excess, if any, of the value of the property the holder would have received upon exercise of the stock award immediately prior to the effective time of the transaction over any exercise price payable by the holder. The plan administrator is not obligated to treat all stock awards or portions thereof in the same manner, and the plan administrator may take different actions with respect to the vested and unvested portions of a stock award.

If the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) refuses to assume, continue, replace with new awards or otherwise substitute a new award for, an outstanding stock award (including unvested outstanding shares), such stock award will become fully vested as of immediately prior to the closing of the change in control.

Under the 2017 Plan, a change in control is generally the consummation of one or more of the following events: (1) any person becomes the owner, directly or indirectly, of our securities representing more than 50% of the combined voting power of our then outstanding securities other than by virtue of a merger, consolidation or similar transaction; (2) a consummated a merger, consolidation or similar transaction involving (directly or indirectly) us and, immediately after such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such transaction, or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such transaction, or (3) a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of Celularity and its subsidiaries.

Transferability. A participant generally may not transfer stock awards under the 2017 Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2017 Plan.

Amendment and Termination. The board of directors has the authority to amend, suspend or terminate the 2017 Plan, provided that, with certain exceptions, such action does not materially impair the existing rights of any participant without such participant’s written consent. Unless terminated sooner by the board of directors, the 2017 Plan will automatically terminate on June 2, 2027. No stock awards may be granted under the 2017 Plan while it is suspended or terminated. The 2017 Plan terminated in connection with the Closing, and no further grants will be made under the 2017 Plan.

Compensation Risk Assessment

Our board of directors is responsible for the oversight of our risk profile, including compensation-related risks. Our compensation committee monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking. Our management, together with the compensation committee, reviews of our compensation programs, including our executive compensation program, to determine if such programs create risks that are likely to have a material adverse effect on our company. We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Equity Compensation Plan Information (Information as of December 31, 2021)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(A)	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A))
Equity compensation plans approved by security holders(1)	26,533,868	$4.43	15,152,282	(2)

(1)	The equity compensation plans approved by stockholders consist of the 2021 Plan and the ESPP.
(2)

The 2021 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2021 Plan on January 1 of each year. The number of shares added each year will be equal to the lesser of: (i) 4% of the outstanding shares on the immediately preceding December 31; or (ii) such lesser amount as determined by the plan administrator. Additionally, the ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on January 1 of each year for a period of up to ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, by the lesser of (i) 2,139,220 shares of common stock, (ii) 1.0% of the outstanding number of shares of the Common Stock on the immediately preceding December 31, or (iii) such lesser amount as determined by the plan administrator.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

The following includes a summary of transactions since January 1, 2019 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of its total assets at year-end for the last two completed fiscal years, and in which any of its directors, executive officers or, to its knowledge, beneficial owners of more than 5% of its capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” Upon the Closing, agreements of Legacy Celularity were assumed by Celularity LLC.

Subscription Agreements

On the Closing Date, certain significant stockholders or their affiliates (including Sorrento), Starr International Investments Ltd., or Starr International, and Dragasac Limited, an indirect wholly owned subsidiary of Genting Berhad, collectively, the “Subscribers”) purchased from us an aggregate of 8,340,000 shares of Class A common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $83.4 million, pursuant to separate subscription agreements dated January 8, 2021. Pursuant to the Subscription Agreements, we agreed to provide the Subscribers with certain registration rights with respect to the PIPE Shares.

Lock-Up Agreements

In connection with the Closing, certain of our stockholders, including the directors and officers, agreed, subject to certain exceptions, not to, without the prior written consent of our board of directors, transfer (i) any shares of our Class A common stock held by such parties immediately after the Business Combination, (ii) any securities convertible into or exercisable or exchangeable for our Class A common stock, including the Private Placement Warrants, held by such parties immediately after the Business Combination and (iii) any shares of our Class A common stock issued upon conversion, exercise or exchange of any of the securities described in clause (ii). The lock-up period commenced upon the Closing and continues through the earliest to occur of: (i) 365 days after the date of the Closing; (ii) the first day after the date on which the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Closing; or (iii) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their Class A common stock for cash, securities or other property. The lock-up restrictions contain customary exceptions, including for estate planning transfers, affiliates transfers, and transfers upon death or by will.

Sponsor Vesting Agreement

In connection with the Closing, GX Sponsor LLC the sponsor of GX prior to consummation of the Business Combination, distributed to its members 7,087,500 shares of Class A common stock, and 7,000,000 Private Placement Warrants.

Following the distribution, the Sponsor and each member of Sponsor that received such shares in the distribution entered into vesting agreements pursuant to which 25% of the shares received by each such holder became subject to a restriction on transfer, with such shares being released from this transfer restriction on the first day that the volume weighted average price of the Class A common stock on Nasdaq is at or above $12.00 for 20 trading days over a 30 consecutive trading day period. Any such shares that do not vest by July 15, 2031 will be forfeited.

Each member of Sponsor that received shares in the distribution also entered into a lock-up agreement on substantially the same terms as described above under “-Lock-up Agreements”.

The foregoing description of the vesting agreements is qualified in its entirety by the full text of the form of the vesting agreement.

Our Transactions

Related Party Financings

Series B Preferred Stock Financing

In February 2019, Dragasac Limited, or Dragasac, a significant stockholder, exercised its right to purchase 8,640,055 shares of Series B Preferred Stock, at an exercise price of $5.787 per share, for gross proceeds of approximately $50 million pursuant to a warrant initially issued in May 2018. Dragasac is an indirect subsidiary of Genting Berhad, a public limited liability company incorporated and domiciled in Malaysia. Lim Kok Thay, a current member of the board of directors, is the Chairman and Chief Executive of Genting Berhad.

In May 2019, we amended and restated the Dragasac warrant to reduce the exercise price for the remaining warrant shares in exchange for Dragasac agreeing to purchase 4,464,286 shares of Series B Preferred Stock on or before May 31, 2019. In May 2019, Dragasac exercised its right to purchase 4,464,286 shares of Series B Preferred Stock at a price per share of $5.60, for gross proceeds of approximately $25 million. In November 2019, we again amended the initial Dragasac warrant to reduce the exercise price to $5.20 for the remaining warrant shares in exchange for Dragasac agreeing to purchase 8,495,796 shares of Series B Preferred Stock on or before November 4, 2019. On November 4, 2019, Dragasac exercised its right to purchase the remaining 8,495,796 shares of Series B Preferred Stock, at a price per share of $5.20, for gross proceeds of approximately $44.2 million. Following such exercise, the initial Dragasac warrant is no longer outstanding and was exercised in full.

In January 2020, we issued to Dragasac a new warrant to purchase 8,495,796 shares of Series B Preferred Stock, or the New Dragasac Warrant. at an exercise price per share equal to the lesser of (a) $5.20 per share or (b) 80% of either (i) the value attributed to one share of Series B Preferred Stock upon consummation of a change in control or the closing of a strategic transaction pursuant to which our stockholders exchange their existing shares of capital stock in our company for shares in a company whose shares are listed on a national stock exchange or (ii) the price at which one share of common stock is sold to the public market in an initial public offering. The warrant originally expired upon the earlier to occur of the 12-month anniversary of issuance, the consummation of a change in control, the closing of a strategic transaction or an initial public offering, which 12-months was extended to March 2025 by an amendment in March 2020. In January 2021, we and Dragasac further amended the New Dragasac Warrant to add a cashless exercise provision and eliminate the provision that would have provided for expiration of the New Dragasac Warrant upon consummation of the Business Combination. Any portion of the New Dragasac Warrant that was unexercised prior to consummation of the Business Combination converted into warrants to purchase shares of our Class A common stock, with the exercise price and number of shares adjusted as per the Exchange Ratio and the terms of the Merger Agreement. Accordingly, the New Dragasac Warrant is now exercisable for 6,529,818 shares of our Class A common stock at an exercise price of $7.53 per share.

In March 2020, we issued to Starr International, a significant stockholder, 8,640,055 shares of Series B Preferred Stock at a purchase price of $5.787 per share for an aggregate purchase price of approximately $50 million. Additionally, we issued to Starr International warrants to purchase an aggregate of 8,640,055 shares of Series B Preferred Stock, or the Starr Warrant. The Starr Warrant expired upon the earlier to occur of the 60-month anniversary of issuance, the consummation of an initial public offering or the consummation of a change in control. In January 2021, we and Starr International amended the Starr Warrant to add cashless exercise provisions following the consummation of the Business Combination. Any portion of the Starr Warrant that was unexercised prior to the consummation of the Business Combination converted into warrants to purchase shares of our Class A common stock, with the expiration date, exercise price and number of shares adjusted as per the Exchange Ratio and the terms of the Merger Agreement. Accordingly, the Starr Warrant became exercisable for 6,640,694 shares of our Class A common stock at an exercise price of $7.53 per share.

On March 1, 2022, in order to induce Starr International to cash exercise such warrants in full, we amended and restated the Starr Warrant to, among other things, (i) reduce the exercise price per share to $3.50 per share, subject to adjustment as set forth therein, (ii) remove the transfer restrictions set forth therein, and (iii) make other changes reflecting the Business Combination. Immediately following the amendment and restatement of the Starr Warrant, Starr International exercised such warrants in full, for cash, for approximately $23.2 million, and we issued shares of our Class A common stock in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act to Starr International. Accordingly, the Starr Warrant is no longer issued and outstanding.

The following table summarizes purchases of Series B Preferred Stock and Series B Preferred Stock warrants by our directors and by holders of more than 5% of its capital stock and their affiliated entities. All shares of Series B Preferred Stock were exchanged in the Business Combination for shares of our Class A common stock, and the remaining outstanding warrants are now exercisable for shares of our Class A common stock.

Greater than 5% Stockholders	Series B Preferred Stock	Series B Preferred Stock Aggregate Purchase Price	Series B Warrants		Series B Warrant Aggregate Exercise Price
Dragasac Limited	12,960,082	$74,999,994.54	30,095,933	(1)	$119,178,133.09	(2)
Starr International Investments, Ltd.	8,640,055	$49,999,998.29	8,640,055	(3)	$49,999,998.29

(1)

Dragasac exercised in full the initial Dragasac warrant for 21,600,137 shares of Series B Preferred Stock and immediately prior to the closing of the Business Combination held the New Dragasac Warrant for 8,495,796 shares of Series B Preferred Stock, or 6,529,818 shares of our Class A common stock.

(2)

Includes the aggregate exercise price for the initial Dragasac warrant, which has been exercised by Dragasac. The table above does not include the exercise price of the New Dragasac Warrant. The exercise price of New Dragasac Warrant is the lesser of (a) $5.20 per share or (b) 80% of either (i) the value attributed to one share of Series B Preferred Stock upon consummation of a change in control or the closing of a strategic transaction pursuant to which our stockholders exchange their existing shares of our capital stock for shares in a company whose shares are listed on a national stock exchange or (ii) the price at which one share of common stock is sold to the public market in an initial public offering.

(3)

As discussed above, on March 1, 2022, Starr International has exercised these warrants in full for cash for approximately $23.2 million, and we issued Starr International an aggregate 13,281,386 shares of Class A common stock.

License and Other Agreements

TNK License and Transfer Agreement

In June 2017, we entered into a Contribution Agreement with TNK Therapeutics, Inc., or TNK, and Sorrento. In order to effectuate the contribution under the TNK Contribution Agreement, in August 2017, we entered into a license and transfer agreement with TNK and Sorrento. Henry Ji, Ph.D., a former member of our Board, currently serves as President and Chief Executive Officer and Chairman of the Board of Sorrento and as Chief Executive Officer of TNK, a majority owned subsidiary of Sorrento. Sorrento is a holder of more than 5% of our capital stock. The license and transfer agreement with TNK and Sorrento contemplated certain payments by us as a proportion of sublicensing revenues received for certain products. The license and transfer agreement with TNK and Sorrento was subsequently amended in March 2018 and December 2019 and terminated for mutual convenience in January 2020.

Sorrento License and Transfer Agreement

In September 2020, we entered into a license and transfer agreement, as amended effective November 13, 2020, with Sorrento. Henry Ji, Ph.D., a former member of our Board, currently serves as President and Chief Executive Officer and Chairman of the Board of Sorrento. Dr. Robin L. Smith and Jaisim Shah, both former members of our Board and Dr. Smith is a current member of the board of directors, are also affiliated with Sorrento.

Under the Sorrento Agreement, we are obligated to pay Sorrento a low single-digit royalty on net sales of licensed products containing the CD19 CAR-T construct licensed from Sorrento in perpetuity. Additionally, we are obligated to pay Sorrento a low double-digit percentage of non-royalty sublicensing received by it in connection with a grant of any sublicense of the intellectual property licensed from Sorrento. In November 2020, we amended the Sorrento Agreement to add a patent application to the licensed intellectual property included in the Sorrento Agreement.

We are currently negotiating a supply agreement with Sorrento to obtain the continued supply of CAR constructs and licensed products under the Sorrento Agreement, which we expect to be based on the cost plus a percentage, with no guaranteed minimums.

Celgene License, Investment Rights Contingent Value Rights Agreements

In August 2017, in connection with the Anthrogenesis Corporation acquisition, we entered into a license agreement with Celgene and we issued shares of our Series X Preferred Stock to Celgene as merger consideration and also entered into the CVR Agreement and investment rights agreement with Celgene. Celgene is a holder of more than 5% of our capital stock.

Pursuant to the Celgene license agreement, we granted Celgene (i) a worldwide, royalty-free, fully-paid up, non-exclusive license, without the right to grant sublicenses (other than to its affiliates), to certain of Anthrogenesis’ intellectual property for preclinical research purposes in all fields and (ii) a worldwide, royalty-free, fully-paid up, non-exclusive, sublicensable license to certain of Anthrogenesis’ intellectual property to develop, manufacture, commercialize and otherwise fully exploit products and services in connection with the construction of any CAR, the modification of any T-cells or NK cells to express such a CAR, and/or the use of such CARs or T-cells or NK cells for any purpose.

The Celgene investment rights agreement entitled Celgene to board observation rights and certain information rights that terminate upon the consummation of the Business Combination. In addition, pursuant to the investment rights agreement, Celgene had certain rights regarding any acquisition proposals received by us, such as the right to receive notice of any proposed acquisitions, and a period of time in which we would not take any further action with respect such proposal. On March 4, 2021, the parties amended the investment rights agreement. As amended, upon the consummation of the Business Combination, the acquisition proposal rights will terminate along with the board observation and information rights noted above. The only rights that continue after consummation of the Business Combination are Celgene’s rights to participate in any process in connection with a sale of our company. In addition, if at any time we ceases to be subject to the reporting requirements of the Exchange Act (other than as a result of a change of control or other liquidation event), Celgene’s information rights and board observer rights will be reinstated.

Pursuant to the CVR Agreement, we issued one CVR in respect of each share of Series X Preferred Stock issued to Celgene in connection with the Anthrogenesis acquisition. Such CVRs are not separable from the shares of Series X Preferred Stock other than in an initial public offering or a sale of our company. Celgene has agreed that the CVRs will become separable from the shares of Series X Preferred Stock upon the consummation of the Business Combination, such that the CVRs may be sold, assigned and transferred apart from the shares of Series X Preferred Stock, which converted into Class A common stock at the Closing. On March 4, 2021, the parties entered into Amendment No. 1 to the CVR Agreement reflecting the parties’ agreement to separate the CVRs from the shares of Series X Preferred Stock.

The CVR Agreement entitles the holders of the CVRs to an aggregate amount, on a per program basis, of $50 million in regulatory milestones and an aggregate $125 million in commercial milestone payments with respect to certain of our investigational therapeutic programs, which would include the current CYNK-001, CYNK-101, and PDA-002 pipeline candidates and the legacy PDA-001 program (certain placenta-derived adherent cells, proprietary to Anthrogenesis, that are formulated for intravenous delivery, with respect to PDA-001 that is no longer in development. Such payments under the CVR Agreement also expressly cover PNK-007 (which includes certain NK cells proprietary to Anthrogenesis, produced by a process proprietary to Anthrogenesis as of the closing of the Anthrogenesis transaction) and certain PNK-007 cells with a genetic modification (but not including NK cells with a chimeric receptor, including a CAR), along with any derivatives, parts, subparts, or progeny of any of the foregoing, or any therapeutic based or derived (in whole or in part) on certain related development programs as they existed as of the closing of the Anthrogenesis transaction. Accordingly, as we expand our NK cell type franchise into new indications and, as a general matter, because these payments are not payable until a later stage of development, we expect to continue to evaluate its present and future therapeutic candidates as they develop and evolve in light of the specific terms in the CVR Agreement to determine the specific products on which such amounts will be payable. In addition, with respect to each such program and calendar year, the CVR holders will be entitled to receive a royalty equal to a mid-teen percentage of the annual net sales for such program’s therapeutics from the date of the first commercial sale of such program’s therapeutic in a particular country until the latest to occur of the expiration of the last to expire of any valid patent claim covering such program therapeutic in such country, the expiration of marketing exclusivity with respect to such therapeutic in such country, and August 2027 (i.e., the tenth anniversary of the closing of the acquisition of Anthrogenesis).

Lung Biotechnology License Agreement

In June 2017, we entered into a license agreement with Lung Biotechnology PBC, or Lung Biotechnology, a holder of more than 5% of our shares of common stock. Under the license agreement, we granted Lung Biotechnology an exclusive license to placental-derived stem cells in the field of pulmonary diseases and organ transplantation. In April 2020, we agreed to amend the license agreement with Lung Biotechnology to collaborate on the development of CYNK-001 in COVID-19 and Acute Respiratory Distress Syndrome. On April 11, 2021, such license agreement was voluntarily terminated without cause by Lung Biotechnology.

Genting Distribution Agreement

In May 2018, in connection with our Series B Preferred Stock Financing, we entered into a distribution agreement with Genting Innovation Pte Ltd., or Genting, an affiliate of Dragasac. Genting and Dragasac are both subsidiaries of Genting Berhad, a public limited liability company incorporated and domiciled in Malaysia. Lim Kok Thay, a current member of the board of directors, is the Chairman and Chief Executive of Genting Berhad.

Pursuant to the Genting distribution agreement, we granted to Genting sole and exclusive rights to import, market, promote, sell, offer for sale and distribute in certain Asian markets our then-current portfolio of degenerative disease products, Biovance and Interfyl, that are approved for sale in the United States. The Genting distribution agreement also provides that future products developed by or on behalf of (or acquired or in-licensed by) us or our affiliates, for which no approval in the United States is required, or otherwise once approved in the United States, other than those in any of the CAR, organ or pulmonary fields, will be added to the Genting distribution agreement.

Consulting Agreements

In September 2017, we entered into a scientific and clinical advisor agreement, or the SAB Agreement, with Dr. Andrew Pecora, our current President and a former member of the Legacy Celularity Board, which was superseded by a new SAB Agreement in February 1, 2019, and then further amended in April 2020 and October 2020. Under the SAB Agreement, as amended by the second amended and restated second amendment,

Dr. Pecora provided consulting and advisory services to Celularity LLC until his appointment as our President and execution of his employment agreement effective September 2021.

The April 2020 amendment had a term of six months and provided for the payment of $20,000 per month and the issuance of a stock option to purchase 200,000 shares of our common stock (or 153,718 shares of Class A common stock as adjusted). Under the October 2020 amendment, Dr. Pecora was entitled to: (i) cash consideration of $20,000 per month, (ii) a one-time cash bonus of $50,000 upon consummation of the Business Combination and (iii) a non-qualified stock option to purchase 200,000 shares of our common stock (or 153,718 shares of Class A common stock as adjusted), which vests based on certain defined performance objectives. The option awards were assumed in the Business Combination and are now exercisable for shares of Class A common stock as adjusted by the Exchange Ratio.

Service Agreements

COTA, Inc.

In November 2020, we entered into an Order Schedule to the Master Data License Agreement between us and COTA, Inc., or COTA, dated October 29, 2018, pursuant to which COTA will provide to us the licensed data in connection with AML patients. The COTA Order Schedule will terminate on the one-year anniversary following the final licensed data deliverable described therein. Andrew Pecora, M.D., our current President and a former member of the Legacy Celularity Board, is the Founder and Chairman of the Board of COTA, and Dr. Robin L. Smith, a member of the board of directors, is an investor in COTA.

Cryoport Systems, Inc.

In January 2019, we entered into a master services agreement with Cryoport Systems, Inc., or Cryoport, pursuant to which Cryoport will provide cold-chain logistic services to us to support its preclinical and clinical studies. Robert J. Hariri, M.D., Ph.D., our Chairman and Chief Executive Officer, is a member of the board of directors of Cryoport.

Stock Purchase Agreement

On September 18, 2020, we entered into a stock purchase agreement with Andrew von Eschenbach, M.D., a member of the board of directors, pursuant to which we agreed to purchase from Dr. von Eschenbach 100,000 option shares at a price of $2.56 per share for an aggregate purchase price of $256,000, less the exercise price of the option shares of $21,000, for a net purchase price of $235,000.

CURA Foundation Charitable Grants

During each of the years ended December 31, 2019, 2020 and 2021, we made a grant of $125,000, $375,000 and $500,000, respectively, to the CURA Foundation in support of the International Vatican. Dr. Robin L. Smith, a member of the board of directors, is the president and chairperson of the board of the CURA Foundation.

Employment of an Immediate Family Member

Alexandra Hariri, the daughter of Robert J. Hariri, M.D., Ph.D., our Chairman and Chief Executive Officer, is employed by us as an Executive Director, Corporate Strategy & Business Development. For each of the years ended December 31, 2019 and 2020, Ms. Hariri’s base salary (as a part-time employee) was $37,520 per year. In 2021, Ms. Hariri transitioned back to full-time and her base salary is $210,000. Ms. Hariri has received and continues to be eligible to receive a bonus, equity awards and benefits on the same general terms and conditions as applicable to unrelated employees in similar positions.

Matthew Pecora, the son of Andrew Pecora, M.D., our President and a member of our Scientific Advisory Board, a former member of the Legacy Celularity Board, our President of Medical Affairs and former member of our Scientific and Clinical Advisory Board, is employed by us as Manager, Clinical Supply Chain. For the years ended December 31, 2019, 2020 and 2021, Mr. Pecora earned $90,000.00, $103,534.39, and $121,275.12, respectively, in base salary and bonus and he earned equity awards which were in line with similar roles at our company before the Business Combination. Mr. Pecora terminated his employment with us in April 2021.

Employment Agreements

We entered into amended and restated employment agreements with each of our executive officers upon the closing of the Business Combination. These agreements superseded the prior change in control severance agreements. See “Executive Compensation—Agreements with Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control” for a description of the terms of the employment agreements with our named executive officers.

Stock Options Granted to Executive Officers and Directors

We have granted stock options to its executive officers and directors, each as more fully described in “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” and “Executive Compensation—Agreements with Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control” respectively.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Transactions with Related Parties

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” A “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, consultant or director will be considered pre-approved related-party transactions by the audit committee under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-party transaction, management must present information regarding the proposed related-party transaction to the audit committee (or, where review by the audit committee would be inappropriate, to another independent body of the board of directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related parties, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-party transactions in advance, we will rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related-party transactions, its audit committee or another independent body of its board of directors will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary, telephone: (908) 768-2170. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than February 10, 2023. However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than March 15, 2023 and no later than April 14, 2023. Stockholder proposals and the required notice should be addressed to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By order of the Board of Directors,

/s/ Robert J. Hariri, M.D., Ph.D.
Robert J. Hariri, M.D., Ph.D.
President and Chief Executive Officer

Florham Park, New Jersey

June 3, 2022

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
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Celularity Inc.
Annual Meeting of Stockholders
For Stockholders of record as of May 26, 2022
TIME: Wednesday, July 13, 2022 9:00 AM, Eastern Daylight Time PLACE: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/CELU for more details
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Robert J Hariri, John Haines and Keary Dunn, (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Celularity Inc. that the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
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Proposal_Page - VIFL

Celularity Inc.
Annual Meeting of Stockholders
Please make your marks like this: X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR EACH NOMINEE IN PROPOSAL 1 AND FOR PROPOSAL 2
BOARD OF
DIRECTORS
PROPOSAL YOUR VOTE RECOMMENDS
1. Election of Three Class I Directors to serve until the 2025 annual meeting of stockholders
FOR WITHHOLD
1.01 Andrew C. von Eschenbach, M.D. FOR
#P2# #P2#
1.02 Diane Parks FOR
#P3# #P3#
1.03 Peter Diamandis, M.D. FOR
#P4# #P4#
FOR AGAINST ABSTAIN
2. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public FOR accounting firm for the fiscal year ending December 31, 2022. #P5# #P5# #P5#
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